As filed with the Securities and Exchange Commission on November 2, 1999
                                                   Registration No. 333-83539
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              -----------------

                              AMENDMENT NO. 1 TO
                                   FORM SB-2
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                              -----------------

                            THINWEB.COM CORPORATION

                               -----------------

            (Exact Name of registrant as specified in its charter)

           Delaware                         52-2102438                      7372
---------------------------------      ----------------------     ----------------------------
 (State or other jurisdiction of         (I.R.S. Employer         (Primary Standard Industrial
 incorporation or organization)       Identification Number)      Classification Code Number)
                                        ------------------


                            thinWEB.com Corporation
                              Suite 101, Phase 3
                                6 Antares Drive
                            Ottawa, Ontario K2E 8A9
                                 613/225-8446
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                  Gary Hannah
                            thinWEB.com Corporation
                              Suite 101, Phase 3
                                6 Antares Drive
                            Ottawa, Ontario K2E 8A9
                                 613/225-8446
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

            Copies to: Cassidy & Associates, 1504 R Street, N.W.
                     Washington, D.C. 20009, 202/387-5400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                 CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------
 Title of Each Class of               Amount          Proposed          Proposed       Amount of
 Securities to be Registered          to be            Maximum          Maximum       Registration
                                    Registered        Offering         Aggregate        Fee (2)
                                                   Price Per Share   Offering Price
---------------------------------------------------------------------------------------------------
 Common Stock                       4,000,0000         $   7.00        $28,000,000       $7,784
---------------------------------------------------------------------------------------------------
 Common stock held by selling
 securityholders                     6,412,500         $   0.02(1)     $   124,250           34
===================================================================================================
   TOTAL                                                               $28,124,250       $7,818
---------------------------------------------------------------------------------------------------

(1) There is no current market for the securities and the price at which the shares held by the selling securityholders will be sold is unknown. Pursuant to Rule 457(f)(2), the registration fee is based upon the estimated per share of common stock book value of $0.02 as of March 31, 1999.
(2)  Previously paid by electronic transfer.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS                    Subject to Completion, Dated October  ______, 1999

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement which has been filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                            THINWEB.COM CORPORATION

                     4,000,000 shares of common stock; and
       6,412,500 shares of Common Stock to be sold by the Holders thereof

     ThinWEB.com Corporation is offering for sale 4,000,000 shares of its common stock, par value $.0001 per share at an initial offering price of $7.00 per share.

     The shares are being offered for sale by thinWEB.com by its officers and directors on a direct participation basis. These officers and directors will not receive any remuneration for such sales. ThinWEB.com has not established a minimum number of shares that it must sell. Proceeds received from any sales of its shares will be immediately available for use by thinWEB.com and will not be held in escrow, trust or any type of similar arrangement. ThinWEB.com will offer its shares for sale for a period of six months from the effective date of this prospectus which term thinWEB.com can extend for an additional 90 days at its option.

     This Prospectus also relates to the offer and sale of 6,412,500 shares of common stock by the holders of such shares. The sale of the shares by thinWEB.com and the selling securityholders will occur concurrently. The sale of the shares by the selling securityholders, either directly or through dealers or agents, on terms to be determined at the time of sale, may reduce the market price, if a market is developed, of the shares and may dilute the value of the shares sold by thinWEB.com.

     All costs incurred in the registration of the shares are being borne by thinWEB.com. ThinWEB.com will not receive any funds from the sale of the shares by the selling securityholders. All funds received by the sale of their shares will be retained by the selling securityholders.

     ThinWEB.com has limited operations, revenues and capital. There is no public market for the common stock and a public market may not develop following completion of this offering or, if a market does develop, it may not be sustained.

===========================================================================================================
                                                   Underwriting Discounts and      Proceeds to Company or
                        Price to Public                  Commissions(1)              Other Persons (2)
-----------------------------------------------------------------------------------------------------------
Per Company Share              $7.00                                $0                     $7.00
-----------------------------------------------------------------------------------------------------------
Total                          $7.00                                $0                     $7.00
===========================================================================================================

(1) The officers and directors of thinWEB.com are offering the shares for sale. If an underwriter is used, of which there can be no assurance, discounts or commissions are not anticipated to exceed 10% of the offering price.
(2) Does not include an estimated $118,000 in expenses of issuance and distribution of this offering.


                These securities involve a high degree of risk.
    See "Risk Factors" contained in this prospectus beginning on page 2.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.
           Any representation to the contrary is a criminal offense.


               The date of this Prospectus is October  ____, 1999

                              PROSPECTUS SUMMARY

Risk Factors

     There are substantial risk factors involved in investment in thinWEB.com. Investment in thinWEB.com is speculative and no assurances can be made of any return to investors.

The Company

     ThinWEB.com Corporation is a recently created Delaware corporation formed to develop Internet e-business software applications targeted to organizations that require rapid access to data and immediate interaction with customers and employees over the Internet.

     ThinWEB.com maintains its executive offices at Suite 101, Phase 3, 6 Antares Drive, Ottawa, Ontario K2E 8A9 and its telephone number is 613/225-8446.

Trading Market

     There is currently no trading market for thinWEB.com's securities, including its common stock. ThinWEB.com intends to apply initially for admission to quotation of its common stock on the OTC Bulletin Board maintained by Nasdaq but there is no assurance that thinWEB.com will qualify for quotation. See "RISK FACTORS--Absence of Trading Markets" and "DESCRIPTION OF SECURITIES-- Admission to Quotation on Nasdaq SmallCap Market or the OTC Bulletin Board maintained by Nasdaq".

Selected Financial Data


     The following table sets forth the selected consolidated financial data for thinWEB.com Corporation for the period from April 22, 1998 to December 31, 1998 and the six months ended June 30, 1999:


Income statement data:              Period ended   Six Months Ended
                                    December 31,       June 30,
                                        1998             1999
                                    -------------  -----------------
                                                      (unaudited)
Revenues                                   1,156              1,421
Research and development expense          43,888          3,069,229

Loss for the period                     (100,296)        (5,693,503)


Balance sheet data:                  December 31,           June 30,
                                            1998               1999
                                                         (unaudited)

Current Assets                           103,258            188,950

Total Current liabilities                200,906            414,258

                                 RISK FACTORS

ThinWEB.com may need additional funds in order to commence and continue operations

     ThinWEB.com has suffered losses from its start-up activities, has insignificant operations and revenues and is dependent upon certain activities in order to obtain sufficient financing to complete its research and development projects, to market those products once available and to develop profitable operations. ThinWEB.com believes that if it receives at least $7,000,000 from the proceeds from this offering, and revenues from potential immediate operations, funds from subscriptions already received, borrowings available from E-Capital Management Inc., Lines Overseas Management Limited and shareholders of thinWEB.com will be sufficient to fund its operations for the next 12 months.

     If the net proceeds of this offering are insufficient to fund thinWEB.com's proposed operations, thinWEB.com will seek additional sources of capital, including possibly, an additional offering of its equity securities, an offering of debt securities or borrowing through a bank or other entity. ThinWEB.com has not established a limit as to the amount of debt it may incur nor has it adopted a ratio of its equity to a debt allowance. ThinWEB.com cannot guarantee that there is financing available, from any source, or that financing will be available on terms acceptable to thinWEB.com, or that any future offering of securities will be successful. In order to raise additional funds, ThinWEB.com anticipates that it will offer additional equity securities for sale, but it has not yet determined the time or terms of such offering.

Potential adverse effects if less than maximum number of shares offered is sold


     If less than all the shares offered by thinWEB.com are sold, then it will be required to reduce its planned use of such proceeds. ThinWEB.com anticipates that its administrative costs will be relatively level regardless of the number of shares sold. If the aggregate proceeds are less than $7,000,000, then thinWEB.com does not anticipate expending funds on acquisition of existing software and will reduce its expenditures on marketing, sales and advertising, and research and development. The planned development of thinWEB.com and the completion, introduction and marketing of its two software programs would be severely curtailed if only nominal proceeds from this offering were received.


ThinWEB.com has no operating history on which to make an investment decision and such investment is speculative in nature

     Potential investors have no basis on which to make an investment decision as thinWEB.com and its subsidiaries have no operating histories, have recently started operations and to date have received only insignificant revenues from start-up operations. ThinWEB.com's operations will be subject to all the risks inherent in the establishment of a relatively new business enterprise, including the lack of significant operating history. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, some of which are beyond the control of thinWeb.com, including market acceptance of its concepts, market awareness, reliability of the software products, dependability and accuracy of technical support, availability of competing software, initial user acceptability, and general market conditions. ThinWEB.com could also incur uninsured losses for liabilities which arise in the ordinary course of business in the software industry, or which are unforeseen, including but not limited to copyright infringement, product liability, and employment liability.

Lack of an underwriter increases speculative nature of investment

     Because thinWEB.com has not obtained an underwriter to sell its securities, the officers and directors are selling the securities on a direct participation basis. As a direct participation offering, there is a greater likelihood that not all or possibly even none of the securities offered will be sold. In addition, in an offering without the services of an underwriter a potential investor cannot rely on the additional investigation and examination of the issuer and its operations that an underwriter provides prior to consenting to act as an underwriter.

Sales by selling securityholders may lower market price of common stock

     The large number of shares available for sale by the selling securityholders could reduce the market price of the common stock, if a market should develop, and the availability of lower priced shares could hinder the sale of the shares offered by thinWEB.com. The selling securityholders may offer and sell their shares at prices and at times they determine, in accordance with applicable federal and state securities laws. The timing of such sales and the price at which the selling securityholder shares are sold could have an adverse effect upon the public market for the common stock, should one develop.

ThinWEB.com's software may suffer delays in release

     Any delay to a product's release, or any recall or unforeseen impairment to use of the software once released could drain any resources from the potential sales of such product and adversely impact thinWEB.com's projected operations and business plan.

ThinWEB.com products are designed for use in Java platform and a decrease in its use would hurt potential thinWEB.com sales

     ThinWEB.com's software is Java based, which is currently a widely used computer platform, but it is possible that such wide-spread acceptance will not continue or that a competitor to Java will develop a better and more widely used platform not compatible with thinWEB.com's software. Although the software would continue to be available and usable with the Java platform, there is no assurance that the Java platform market will continue to expand or that, potentially in light of a better platform, will not decrease in size.

Lack of continued development of e-commerce market would hamper sales of thinWEB.com products

     Use of the Internet and World Wide Web for commercial purposes is expanding and as increased commerce takes place on the Internet unforeseen overloads, lack of sufficient hardware, telephone availability or other problems may develop.
In addition, consumer use of the Internet for purchases, banking, and other commercial uses may decline for any number of reasons such as security problems, overload difficulties, shopping trends, or slow Internet access. ThinWEB.com's marketing strategy is based on Internet sales and a reduction in general use of the Internet for e-commerce would likely reduce sales of thinWEB.com's products.

Competing software may hurt thinWEB.com's market

     The competition in the software industry is intense. Competitors may offer similar or identical or better software to that being developed or to be developed by thinWEB.com and may offer such software prior to the availability of thinWEB.com's software. In addition, a competitor may offer similar or identical software at a cheaper price or as free software. Given the intense competition in the software market, it can be important to sales to be the first software available in an application or to be offered for the cheapest price.

     There are numerous well-established competitors, including national, regional and local software developers possessing substantially greater financial, marketing, personnel and other resources than thinWEB.com. ThinWEB.com may not be able to market or sell its products if faced with direct product competition from these larger software developers.

Trademark protection and proprietary marks do not necessarily ensure protection of name

     Notwithstanding the pending registration of its trade names with the United States Trademark Office and the Canadian Intellectual Property Office, thinWEB.com may not be able to enforce against use of these marks by prior users. ThinWEB.com may not be able to prevent competitors from using the same or similar marks, concepts or appearances and it may not have the financial resources necessary to protect its marks against infringing use.

Management and affiliates own enough shares to control shareholder vote

     Because thinWEB.com's executive officers and directors, together with entities affiliated with them, beneficially own approximately 53.8% of the outstanding common stock, they are able to exercise controlling interest over matters requiring stockholder approval, including the election of directors and the approval of material corporate matters such as change of control transactions. The effects of such management control could be to delay or prevent any change of management control of thinWEB.com.

ThinWEB.com's development of software applications is highly dependent on expertise of two of its officers

     Bryan MacLean, Vice President and a director, and Cory Reid, Vice President, are the initial developers of thinWEB.com's two current software applications and the loss of their services for any reason would have a material adverse effect on thinWEB.com's business and operations and its prospects for the future. The competition for information technology expertise, including Internet, computer and software programmers and developers is intense and thinWEB.com may have difficulty in replacing the services of these two individuals, if lost for any reason. ThinWEB.com does not have a "key man" life insurance on the lives of any of its executive officers.

No market for thinWEB.com's common stock

     Prior to this offering, no public trading market existed for the common stock of thinWEB.com or any of its subsidiaries. A public trading market for thinWEB.com's common stock may not develop or if developed, may not be sustained. If for any reason the common stock is not listed on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock or warrants should they desire to do so.

Immediate dilution in value on purchase of shares of common stock

     Purchasers of the shares offered by thinWEB.com will incur immediate and substantial dilution in the net tangible book value of their shares. Additional dilution to investors may result when, and if, any warrants are exercised or the preferred shares converted at a time when the net tangible book value per share of the common stock exceeds the exercise price of such warrants or the conversion price of such preferred shares.

Future issuance of additional common stock will reduce investors percentage ownership and may dilute share value

     The future issuance of all or part of thinWEB.com's remaining authorized common stock or preferred stock could result in substantial reduction in the percentage of its common stock held by its then shareholders, including purchasers of the shares and such issuance may have the effect of diluting the value of the shares held by its then shareholders. ThinWEB.com may issue common stock for future acquisitions, or other items, or may sell shares of its common stock at a price lower than price paid by any purchaser hereof. Such issuance may have the effect of diluting the value of the shares held by its then shareholders and might have a material adverse effect on any trading market, should a trading market develop for thinWEB.com's securities.

Additional shares entering market pursuant to Rule 144 without additional capital contribution

     The outstanding restricted securities of thinWEB.com will become eligible for sale in the public market pursuant to Rule 144 without additional capital contribution to thinWEB.com. The addition of such shares to the shares already available in the public market, may reduce the then current market price of thinWEB.com's shares without any increase to thinWEB.com's capital which may result in a dilution in the value of the outstanding shares.

The possibility of thinWEB.com issuing additional preferred stock with certain preferences may depress market price of the common stock

     The Board of Directors may designate additional series or classes of preferred shares without shareholder consent which designations may give the holders of the preferred stock voting control and other preferred rights such as to liquidation and dividends. ThinWEB.com has 20,000,000 shares of non-designated preferred stock authorized which it may issue from time to time by action of the Board of Directors. As of the date hereof, the Board of Directors has designated 2,000,000 shares and issued 1,500,000 shares of preferred stock. The authority of the Board of Directors to issue such stock without shareholder consent may have a depressive effect on the market price of thinWEB.com's common stock even prior to any such designation or issuance of the preferred stock. In addition, any such issuance of shares of preferred stock, under certain circumstances, could have the effect of delaying or preventing a change in control of thinWEB.com or other take-over attempt and could adversely materially affect the rights of holders of shares of the common stock.

Officers and directors have limited liability and have indemnity rights

     The Certificate of Incorporation and By-Laws of thinWEB.com provide that thinWEB.com indemnify its officers and directors against losses sustained or liabilities incurred which arise from any transaction in such officer's or director's respective managerial capacity unless such officer or director violates a duty of loyalty, did not act in good faith, engaged in intentional misconduct or knowingly violated the law, approved an improper dividend, or derived an improper benefit from the transaction. ThinWEB.com's Certificate of Incorporation and By-Laws also provide for the indemnification by it of its officers and directors against any losses or liabilities incurred as a result of the manner in which such officers and directors operate the thinWEB.com's business or conduct its internal affairs, provided that in connection with these activities they act in good faith and in a manner which they reasonably believe to be in, or not opposed to, the best interests of thinWEB.com and their conduct does not constitute gross negligence, misconduct or breach of fiduciary obligations.

ThinWEB.com common stock may be subject to penny stock regulation

     There has been no public market for thinWEB.com's common stock. If a market for the common stock develops and the price of the common stock falls below $5.00 per share, then the common stock may be considered "penny stock". Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The Company's securities may be subject to "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse).

     For transactions covered by these rules, the broker-dealer must:

     Make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase;

     Unless exempt, deliver, prior to the transaction, a disclosure schedule relating to the penny stock market;

     Disclose the commissions payable to the broker-dealer and the registered representative and the current quotations for the securities; and

     Send monthly statements disclosing recent price information on the limited market in penny stocks.

     Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell thinWEB.com's securities.

Sales of the shares of the selling securityholders may not be subject to state securities laws

     Investors may not be able to rely on regulation of sales of the shares held by the selling securityholders imposed by the states. The National Securities Market Improvement Act of 1996 limits the authority of states to impose restrictions upon sales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act. Sales by the selling securityholders in the secondary market will be made pursuant to Section 4(1) (sales other than by an issuer, underwriter or broker). It is anticipated that following the effective date of this prospectus the selling securityholder's shares will be eligible for resale in the secondary market in each state.

Sales of shares by thinWEB.com must be registered with states prior to sale

     ThinWEB.com anticipates that it will primarily sell the shares in a limited number of states. ThinWEB.com will not accept subscriptions from investors resident in other states unless it effects a registration therein or determines that no such registration is required.

     In order to comply with the applicable securities laws, if any, of certain states, the shares will be offered or sold in such states through registered or licensed brokers or dealers in those states. In addition, in certain states, the shares may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which thinWEB.com has complied.

Computer systems facing unknown problems on change to year 2000

     Failure of computers from the Year 2000 problem may severely and adversely affect thinWEB.com. Many existing computer programs use only two digits to identify a year in such program's date field. These programs were designed and developed without consideration of the impact of the change in the century for which four digits will be required to accurately report the date. If not corrected, many computer applications could fail or create erroneous results by or following the year 2000. ThinWEB has conducted an internal assessment for the Year 2000 problem and has confirmed its readiness. ThinWEB utilized the services of a third party consultant to perform reformatting of some of its old computers to ensure Year 2000 Problem compliance.

     Many of the computer programs containing such date language problems have not been corrected by the companies or governments operating such programs. ThinWEB.com's plans for its operations are contingent upon the continued use and acceptability of the Internet. A computer failure that impacts on the Internet for any length of time could undermine thinWEB.com's business plan. In addition, any failure of the Internet may damper its use and growth and stall or depress the market for e-business.

     ThinWEB.com could be impacted by the failure of other domestic and international companies and countries to timely correct their computer systems, telephone systems, mail and package delivery systems, transportation systems, financial systems, and others. If any of these systems or systems of other companies or countries become inoperational thinWEB.com may be directly and significantly affected. The extent or duration of the problems connected with the Year 2000 problem are impossible to predict.

                             AVAILABLE INFORMATION

     ThinWEB.com has filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the Shares offered hereby. This prospectus does not contain all the information contained in that registration statement. For further information regarding the Company and the securities offered hereby, reference is made to the registration statement, including all exhibits and schedules thereto, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549. Each statement contained in this prospectus with respect to a document filed as an exhibit to the registration statement is qualified by reference to the exhibit for its complete terms and conditions.

     ThinWEB.com will provide without charge to each person who receives a copy of this prospectus, upon written or oral request by such person, a copy of any of the information incorporated herein by reference, not including exhibits. Such requests should be made in writing to Gary Hannah, President, thinWEB.com Corporation, Suite 101, Phase 3, 6 Antares Drive, Ottawa, Ontario K2E 8A9 Canada, or by telephone at 613/225-8446.

     ThinWEB.com is subject to the informational requirements of the Securities Exchange Act of 1934 and files reports and other information with the commission. Reports, proxy statements and other information filed by thinWEB.com can be inspected and copied on the Commission's home page on the World Wide Web at http://www.sec.gov or at the public reference facilities of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following Regional Offices: 7 World Trade Center, Suite 1300, New York, N.Y. 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies can be obtained from the Commission by mail at prescribed rates. Request should be directed to the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 or by telephone at 800/SEC-0330.

     ThinWEB.com intends to furnish its stockholders with annual reports containing audited financial statements and such other reports as may be required by law.

                                  THE COMPANY

     Warwick Acquisition Corporation was created on June 2, 1998 to provide a method for a foreign or domestic private company to become a reporting company whose securities would be qualified for trading in the United States secondary market. Warwick Acquisition Corporation had no operations, revenues, material assets or liabilities and was a "blank check" company as that term is defined in the securities acts. On February 19, 1999 Warwick Acquisition Corporation filed a Form 10 registration statement under the Securities Exchange Act of 1934 making it a reporting company.

     On May 27, 1999 Warwick Acquisition Corporation finalized and executed a share exchange agreement with an effective date of April 22, 1999, among Warwick Acquisition Corporation, Warwick's wholly-owned newly-created subsidiary Thinweb.com Inc., ThinWeb Software Incorporated, and the shareholders of ThinWeb Software Incorporated. As part of the transaction, Warwick Acquisition Corporation changed its name to thinWEB.com Corporation. By the terms of the exchange agreement, Thinweb.com Inc. purchased all the outstanding shares of ThinWeb Software Incorporated for the consideration of:

     (1) the issuance of 16,916,344 Class A exchangeable non-voting participating common shares of thinWEB.com common stock;

     (2) thinWEB.com's issuance to StockTrans, Inc., Ardmore, Pennsylvania, as trustee for the ThinWeb Software Incorporated shareholders, 16,916,344 shares of its common stock to be held in trust under the terms of an exchange and voting agreement dated April 22, 1999; and

     (3) thinWEB.com's issuance of 1,500,000 shares of its preferred stock to 583317 British Columbia, Ltd., a British Columbia corporation, at $.0001 per share. J. Gregory Wilson is sole shareholder of 583317 British Columbia, Ltd. and the President of E-Capital Management, which company has been engaged by thinWEB.com to assist it in raising capital. The holder of the preferred shares shall be entitled to convert such shares into ordinary shares of thinWEB.com on a one-for-one exchange basis at any time before June 30, 2000 provided that the holder was instrumental in arranging an equity financing which resulted in the receipt of net proceeds by thinWEB.com of not less than $5,000,000.

     James M. Cassidy was the sole officer and director of Warwick Acquisition Corporation from which positions he resigned pursuant to the share exchange. Warwick Acquisition Corporation redeemed and retired 4,850,000 of its 5,000,000 outstanding shares of common stock. As consideration for the acquisition of Warwick Acquisition Corporation, TPG Capital Corporation

     (1) retained 150,000 shares of the common stock of Warwick Acquisition Corporation which were exchanged for an equal number of shares of thinWEB.com, Inc.; and

     (2) received a warrant to purchase 50,000 shares of common stock of thinWEB.com at an exercise price of $1.00 per share.

     James M. Cassidy is the controlling shareholder of TPG Capital Corporation and is an affiliate of Cassidy & Associates, the law firm which prepared this registration statement. In consideration of services to thinWEB.com provided or caused to be provided by TPG Capital Corporation, including among other services, the preparation and filing of this registration statement, thinWEB.com has agreed to pay TPG Capital Corporation $150,000.


     At the time of the share exchange transaction, 24 shareholders received Class A shares. Following the windup and distribution of assets by a corporate shareholder 3024704 Nova Scotia Limited, certain share transfers, and conversions to thinWEB.com common stock, there are currently 42 Class A shareholders. Each beneficial shareholder of the Class A shares has, through the trustee, voting rights in thinWEB.com equal to the number of Class A shares held for his benefit by the trustee. The Class A shares may be converted into or exchanged for an equal number of shares of thinWEB.com held by the trustee upon proper notice to thinWEB.com. By having the Class A shares exchangeable at some time in the future for issued shares of thinWEB.com held by the Trustee, the ThinWeb Software Incorporated shareholders were able to defer, until the exchange of their Class A shares for the thinWEB.com shares, certain Canadian taxes otherwise payable upon the disposition of their ThinWeb Software Incorporated shares while maintaining voting rights in thinWEB.com.

     ThinWEB.com has two wholly-owned subsidiaries, Thinweb.com Inc., a Nova Scotia corporation and ThinWeb Software Incorporated, a Nova Scotia corporation. Thinweb.com Inc. was created to effect the exchange of stock with ThinWeb Software Incorporated and has no operations. As a result of the exchange of stock, ThinWeb Software Incorporated has become a wholly-owned subsidiary of Thinweb.com Inc.

     ThinWeb Software Incorporated was founded in April, 1998, by two of the Company's present officers, Bryan MacLean, also a director, and Cory Reid, to focus on e-commerce business applications. Messrs. MacLean and Reid were part of the initial software development team at Sanga International, Inc., a company providing web-based software business solutions using Java technology. Messrs. MacLean and Reid determined that a market opportunity existed to develop web-based software applications targeted to software developers and Internet providers based on the use of Sun Microsystems' Java software programming language. Messrs. MacLean and Reid began development of ThinAccess and WebCrumbs and its core technology in March, 1998, and thereafter established ThinWeb Software Incorporated through which they continued development of the technology and products. Effective April 22, 1999 ThinWeb Software Incorporated became a wholly-owned subsidiary of thinWEB.com Corporation.

     ThinWEB.com has an authorized capitalization of 100,000,000 shares of common stock, par value of $.0001 per share and 20,000,000 shares of non-designated preferred stock, par value $.0001, of which 2,000,000 shares have been designated. See "DESCRIPTION OF SECURITIES". The main offices of the Company are located at Suite 101, Phase 3, 6 Antares Drive, Ottawa, Ontario K2E 8A9 and its telephone number is 613/225-8446.

     ThinWEB.com currently has 16 full-time employees and one part-time employee.

                                USE OF PROCEEDS

     ThinWEB.com will not receive any proceeds from sales of the shares offered by the selling securityholders. If all the shares offered by thinWEB.com are sold at the initial selling price of $7.00 per share, which may not happen, the proceeds to thinWEB.com will be $28,000,000 not including broker or underwriting commissions which it anticipates would not exceed 10% of the proceeds if any broker or underwriter is used. There is no minimum number of shares required to be sold by thinWEB.com pursuant to this offering, and the actual number of shares sold may be significantly less than the numbered offered. The use of the proceeds from the offering is dependent on the amount of proceeds received, but the following list prioritizes the use of proceeds that thinWEB.com may receive.

     The following table sets forth thinWEB.com's anticipated use of proceeds from the offering:

     Regardless of amount of proceeds received, the following items would be paid in full:

     .  Commissions or underwriting fees, if any        10% of proceeds
     .  Offering expenses                                 $ 118,000

After payment of the above fees, proceeds of an amount up to $7,000,000 will be applied in the estimated following percentages:

     .  Marketing, sales and advertising                45% of proceeds
     .  Research and development                        40% of proceeds
     .  Administrative expenses                         5% of proceeds
     .  Contingency                                     10% of proceeds

If thinWEB.com receives proceeds in an amount greater than $7,000,000, then it would be in a position to pursue the acquisition of existing software applications and the estimated percentage application of the additional proceeds would be:

     .  Marketing, sales and advertising                5% of proceeds
     .  Research and development                        5% of proceeds
     .  Acquisition of existing software applications   80% of proceeds
     .  Administrative expenses                         5% of proceeds
     .  Contingency                                     5% of proceeds

     The foregoing represents thinWEB.com's best estimate of the net proceeds of the offering based on current planning and business conditions. The exact allocation of the proceeds for the purposes set forth above and the timing of the expenditures may vary significantly depending upon the exact amount of funds raised and status of the Company's business plan.

     Administrative expenses include such items as:
     .  rent
     .  office furnishings and equipment
     .  telephone and fax
     .  office management salaries
     .  office supplies
     .  shareholder communications and annual meetings
     . professional fees including accounting, stock transfer agent and legal, filing fees
     .  insurance

     Marketing, sales and advertising expenses include:
     .  website development and maintenance
     .  design, printing and distribution of corporate brochures
     . contract with a public relations firm specializing in technology companies
     .  contract with technology market research firm
     .  national press and analysts tours
     .  direct mail and database marketing campaigns
     .  national advertising campaigns in industry and business press
     .  participation in industry trade shows and conferences
     . participation in co-marketing activities with alliance partners . salaries for all necessary in-house marketing support personnel . salaries for all necessary sales personnel
     .  sales trips to meet with customers and prospective customers

     Acquisition of third party software applications consists of the purchase of independently developed software which is considered to be a strategic fit for thinWEB.com's software, whether existing or under development. It is anticipated that any acquisitions would consist of the purchase of the intellectual property and source codes for the software or by purchase of the corporation developing or owning the software.


     Contingency is a category which is part basket and part buffer to reflect the unknowns of corporate life whereby unforeseen problems and/or opportunities arise which must be paid.


     The marketing and advertising activities undertaken will partially be a function of the amount of funds available. Depending upon the availability of funds the following marketing and advertising activities, in addition to those listed as marketing expenses, would be undertaken:

     .  hiring of additional in-house marketing support personnel
     . continuous website development and maintenance to provide product and program information
     . design, printing and distribution of corporate brochures, data sheets, information kits
     . contracting with a public relations firm specializing in technology companies
     .  contracting with technology market research firm
     .  national press and analysts tours
     .  direct mail and database marketing campaigns
     .  national advertising campaigns in industry and business press
     .  participation in industry trade shows and conferences
     .  participation in co-marketing activities with alliance partners.

     ThinWEB.com has not yet determined the extent of the technical support it will offer and the amount of funds to be budgeted to it. Customers will pay to receive technical support and thinWEB.com anticipates that the technical support division may be monetarily self-sustaining. Some technical support expenditures are inherently included in the research and development budget because software programmers best understand the technology and can provide the most useful support while at the same time gaining insight into any existing bugs and the need for additional or improved features.

     ThinWEB.com believes that the proceeds from this offering, potential revenues from operations, funds from subscriptions already received, borrowings available from E-Capital Management Inc., Lines Overseas Management Limited and shareholders of thinWEB.com will be sufficient to fund its operations for the next 12 months. If thinWEB.com is not able to sell all or a majority of its offered shares, or to sell its shares at the initial offering price, it may be required to delay, scale back or eliminate parts of its development plan or obtain funds through additional financing, including loans or additional offerings of its securities. ThinWEB.com has no additional agreements or understandings with respect to any future financing or loan agreements, but anticipates that it will do additional offering of its equity securities.

                                   DILUTION

     Purchasers of the shares may experience immediate and substantial dilution in the value of the common stock. Dilution represents the difference between the initial public offering price per share paid by the purchasers in the offering and the tangible net book value per share immediately after completion of the offering. Tangible net book value per share represents the net tangible assets of thinWEB.com (total assets less total liabilities), divided by the number of shares of common stock outstanding upon closing of the offering. At June 30, 1999 thinWEB.com had a tangible net book value of $(160,455) or $(0.01) per share.

     Assuming sale of all 4,000,000 shares of thinWEB.com at $7.00 per share (and assuming no conversion of the convertible preferred shares and no exercise of the outstanding warrants) the tangible net book value of thinWEB.com would be $24,879,545 or $1.18 per share.

     This represents an immediate dilution to purchasers of the shares of $5.82 per share and the aggregate increase in tangible net book value to present shareholders of $1.19 per share. The following table illustrates such effect:

     Initial public price per share                                     $ 7.00
        Tangible net book value before offering          $(0.01)
        Increase per share attributable to
             new investors                               $ 1.19
     Tangible net book value per share after Offering                   $ 1.18

     Dilution per share to new investors                                $ 5.82

     Assuming sale of all 4,000,000 shares of thinWEB.com at a nominal amount of $0.04 per share (and assuming no conversion of the convertible preferred shares and no exercise of the outstanding warrants) the tangible net book value of thinWEB.com would be $(160,455) or $(0.01) per share.

     This represents an immediate dilution to purchasers of the shares of $0.05 per share and no aggregate increase in tangible net book value to present shareholders. The following table illustrates such effect:

     Initial public price per share                                      $ 0.04
             Tangible net book value before offering     $(0.01)
             Increase per share attributable to
                     new investors                       $ 0.00
     Tangible net book value per share after Offering                    $(0.01)

     Dilution per share to new investors                                 $ 0.05


The following table sets forth, on a pro forma basis, (without inclusion of the 1,500,000 common shares issuable on conversion of the preferred shares or the 50,000 shares issuable on exercise of the outstanding warrant), the differences between existing shareholders and new investors in the offering with respect to the number of shares of common stock purchased from thinWEB.com, the total consideration paid and the average price per share paid by existing shareholders and by new investors:

Assuming all shares sold:
                                                                                                    Percentage
                                                                   Percentage of       Cash          of Total      Average
                                                       Number of    Outstanding    Consideration  Consideration   Price per
                                                         Shares        Shares          Paid            Paid         Share
                                                       ----------  --------------  -------------  --------------  ---------

Existing Shareholders                                  17,066,344           81.0%    $   651,781            2.3%     $ .038
New Investors                                           4,000,000           19.0%     28,000,000           97.7%     $ 7.00
Total                                                  21,066,344            100%    $28,651,781            100%

Assuming all shares sold for nominal consideration:
                                                                                      Percentage
                                                                   Percentage of            Cash  of Total        Average
                                                        Number of    Outstanding   Consideration  Consideration   Price per
                                                           Shares         Shares            Paid           Paid       Share
                                                       ----------  --------------  -------------  --------------  ---------
Existing Shareholders                                  17,066,344           81.0%    $   651,781           78.6%     $ .038
New Investors                                           4,000,000           19.0%        177,778           21.4%     $0.044
Total                                                  21,066,344            100%    $   829,559            100%

Assuming 500,000 shares sold:                                          Percentage
                                                     Percentage of       of Total     Average
                          Number of    Outstanding   Consideration  Consideration   Price per
                             Shares         Shares            Paid           Paid       Share
                         ----------   ------------   -------------  -------------   ---------
Existing Shareholders    17,066,344          97.15%    $   602,500           14.7%      $.035
New Investors               500,000           2.85%      3,500,000           85.3%      $7.00
Total                    17,566,344            100%    $ 4,102,500            100%

                                DIVIDEND POLICY

     ThinWEB.com currently intends to retain substantially all of its earnings, if any, to support the development of its business and has no present intention of paying any dividends on its common stock in the foreseeable future. Any future determination as to the payment of dividends will be at the discretion of the Board of Directors, and will depend on thinWEB.com's financial condition, results of operations and capital requirements, and such other factors as the Board of Directors deems relevant.

                                   BUSINESS

     References herein to thinWEB.com or the Company include its wholly-owned subsidiaries, Thinweb.com Inc. and ThinWeb Software Incorporated, unless the context otherwise requires. ThinWEB.com is a start-up company and has insignificant operations or revenues to date. Its ability to continue is dependent upon it obtaining the necessary financing to complete its research and development projects and upon future-profitable operations.

     Pursuant to a share exchange agreement effective April 22, 1999, Warwick Acquisition Corporation acquired all the outstanding stock of Thinweb Software Corporation and changed its name to thinWEB.com Corporation. Prior to the stock exchange Warwick Acquisition Corporation was a blank check reporting corporation with one shareholder and director. Warwick Acquisition Corporation was incorporated in Delaware on June 2, 1998 and filed a registration statement on Form 10-SB with the Securities and Exchange Commission on February 19, 1999.

Overview

     ThinWEB.com develops e-business software applications for organizations that require rapid access to data and immediate interaction with customers or employees over the Internet. ThinWEB.com intends that all its software applications will utilize Java, the language released in 1995 by Sun Microsystems that provides a universal platform that can run on any computer and on most operating systems without alteration. ThinWEB.com's use of Java will enable it to develop applications for mobile and wireless devices and other emerging technologies that require platform independence, swift deployment, flexibility, fast operation and low-cost.

     ThinWEB.com anticipates that its customer base will consist of stand alone software development companies, Internet service providers, application service providers and software development teams within large organizations.

     ThinWEB.com has developed a core technology that will support current and future e-commerce applications developed by it. The core technology will provide the framework for all future software developed by thinWEB.com and will eliminate the need and cost for developing a particular framework for each application. ThinWEB.com's first two applications are targeted for the e-commerce web applications market.

     On August 9, 1999, thinWEB.com introduced into the market ThinAccess as its first product. To introduce ThinAccess, ThinWEB.com issued a press release supplemented by an informational mail-out to industry publications and research analysts, sent an e-mail announcement to all users of the beta version (i.e. earlier testing version) of ThinAccess, and hosted a tour for product reviewers, writers and industry analysts. Several articles describing ThinAccess appeared in some industry publications and management anticipates that after testing of the product, additional reviews will be published in industry trade publications.

     On October 6, 1999, thinWEB.com announced at the Internet World '99 trade show in New York the release of a version of ThinAccess for the Java 2 Platform. ThinWEB.com also announced release of the beta version of WebCrumbs 1.0 for free downloading from the thinWEB.com Web site.

Glossary

     The glossary offers definitions of some of the technical terms used in the text following.

applet                  a program written in the Java language which is
                        downloaded over the internet and runs in a web browser.
application
programming interface   a source code which programmers use to develop software.

component containment   refers to a software storage area which contains or
                        manages objects for later retrieval and usage.

component naming        a mechanism which allows objects to be discovered and
                        identified based on a given name.

driver a software code designed to enable a particular device or program by translating an independent format request into instructions the device can understand.

dynamic link library    a code which is linked when programs are executed
                        instead of when they are compiled.

HTTP tunneling          communication between web servers and web browsers
                        through an agreed port using hypertext transfer protocol
                        (HTTP) thereby allowing web servers to remain secure while still allowing the exchange of information.

hypertext markup
language a standard set of tags or characters which are used to format documents on the world wide web.

Java sandbox            a security model used in the Java programming language
                        which restricts certain actions when running Java applets and applications.

JDK version proxying    the ability to determine and react within software
                        depending on which version of the JDK software is currently running.

object interaction      allowing objects to use the functionality or behavior of
                        another object.

open database
connectivity            an industry standard application programming interface
                        allowing developers to access different database systems.

perimeter middleware    software that mediates between a program and a network,
                        managing the interaction between disparate applications across various computing platforms.

Query Tool              a software program whose sole purpose is to query or
                        retrieve information from a database and display it for the user.

Schema Viewer           a software program whose sole purpose is to view how
                        data is stored in a database and display the physical structure for the user.

servlet a Java code that runs as part of a web server which when requested executes the code on the server and returns any information to the web browser.

smart agent analysis
tool a term used to describe software which both analyzes web site usage and gives web site administrators the ability to smartly determine which page web visitors see.

structured query
language an industry standard language for creating, updating and querying relational databases.

transmission control
protocol/internet
protocol a set of protocols developed for the Internet in the 1970's to get data from one network device to another.

ultra-thin download     software downloaded over the internet to a web browser
                        which has under 100 kilobytes of memory.

uniform resource
locator an address that identifies a document or resource on the world wide web.

Technology and Products

     Core Technology. Through its subsidiary, ThinWeb Software Incorporated, thinWEB.com has developed its core technology to be used by its e-commerce applications. The core technology uses Java software compliance and enterprise Application Programming Interfaces (APIs) from Sun Microsystems, Inc. to retrieve data and business logic wherever located and to integrate it into new applications for use on the web. The core technology approach treats applications as a tapestry of inter-linked collaborating and intelligent modular objects called components. Each component is responsible for encapsulation of its internal data as well as displaying the designed behavior. Any component connected into the core requiring a particular action of another component can send instructions via that component's interpretation mechanism, the API. The core technology eliminates the need to build a new framework for each new application developed by thinWEB.com.

     ThinWEB.com anticipates that using its core technology will allow it more rapid product research and development of applications by:

    . Decreasing duplication of effort. A problem encountered in a development project can be solved once and abstracted for use by others in the project with the same or similar problem.

    . Decreased lines of code. Component specialization reduces needed lines of code since specific functions are encapsulated in one place and can be referenced by other developers.

    . Developer specialization. A developer can specialize in one or a few components with regard to performance, functions, and other areas and not use time attempting tasks with which he is not familiar.

    . Increase bug detection and fixing. Common operations and algorithms are encapsulated into components shared by all the developers; when a bug occurs with one of these operations or algorithms, it can be quickly isolated to one component and fixed for at one time for developers utilizing the operation or algorithm.

    . Easier adaptation. As applications evolve, components can be easily added, updated or replaced with minimal effect at the application level.

     The core technology is not intended to directly be a marketable product; the core technology was specifically developed to provide a competitive technical advantage in the development of thinWEB.com's web applications and is designed for TCP/IP ("transmission control protocol/internet protocol") networks using web clients such as web browsers, middle tier services such as web servers, application servers and database middle-wares with support for industry standard protocols.

     ThinWEB.com has developed two marketable applications utilizing the core technology: ThinAccess and WebCrumbs. ThinAccess and WebCrumbs have been tested and listed by Sun Microsystems on its Web site as being approved Java cross platform applications (i.e. "100% Pure Java"). ThinAccess was introduced into the market in August, 1999, and WebCrumbs is completing its beta testing phase. ThinWEB.com has additional products in the design and development phases.

      ThinAccess Overview. Databases are widely used in computing and are crucial to many e-commerce applications including:

     .    payroll and employee records departments,
     .    travel and reservation systems,
     .    financial services systems,
     .    accounting departments and
     . many other areas in both government and private industry organizations.

     ThinAccess is designed to offer remote access to any database running in any web browser over the Internet with exceptional speed and an ultra-thin download. Timely access to databases is crucial and ThinAccess is designed to provide such database access in seconds. ThinAccess is a packaged software application that can be downloaded from a web site. A customer is able to download this application in the form of an installation program. ThinAccess is designed to work on any platform, including cellular phones and personal data assistants.

     Java Database Connectivity (JDBC) is a standard defined by Sun Microsystems to allow database access from Java applets and applications. ThinAccess is intended to provide high performance, powerful features and scalable JDBC database access to network databases. This improves user responsiveness for web database applications and gives web developers a single interface to access all databases enabling web applications to manipulate all databases uniformly.

     ThinAccess is specifically aimed at providing thin client Java database access for Java applets, servlets and applications. ThinAccess is designed to improve the performance at both the client and server level with these key features:

     .  Decreases database application development cost
     .  Can use any browser, any database, or any platform
     .  Reuses database connections across multiple clients
     .  Provides remote management over the web
     .  Connects to multiple databases with one driver download
     . Increases web page response time by avoiding large driver downloads . Saves redundant database processing by enabling multiple clients to browse same query results
     . Ease of use and installation saves costs of installation of specialized software
     .  No software installations required of clients
     .  Ships with a SQL compliant pure Java database
     .  Utilities include a Query Tool, Interactive SQL and Schema Viewer

     ThinAccess Technical Data. ThinAccess first requires the ThinAccess Server to be started. Once this product is initialized customers are able to configure the ThinAccess Server using the graphical administrator contained in ThinAccess. Configuration issues for customers include

     (1) importing database middlewares,
     (2) specifying properties such as user name and password to connect to the database, and
     (3) pre-configuring database objects.

ThinAccess is shipped to customers pre-configured with an SQL ("structured query language") compliant Java database called InstantDB. With a configured ThinAccess Server running, web clients are able to access their databases in Java applets, servlets or applications using JDBC drivers or ultra-thin Thinlets.

     Thinlets provide an ultra-thin download and high performance mechanism to directly access a pre-configured component existing on the ThinAccess Server. They drastically reduce the time to perform database operations because many critical path issues can be performed before the user clicks on the button. For example, it is possible to instantly access a pre-configured connection to save on the time it takes to create a connection, access a pre-configured database query result or access a pre-configured query to execute if required.

     Three JDBC drivers are included with ThinAccess that support the JDBC standard for Java database connectivity. The choice of driver depends on the requirements of the project. Factors determining the appropriate driver include the web browser support required, firewalls requiring HTTP tunneling, and JDK version or proxying. ThinAccess can be used to connect to any database accessible via a JDBC driver and supports access to any ODBC database as well.

     JDBC drivers involve low level protocols that connect to databases. Downloading these drivers to web browsers introduces many potential obstacles including breaking browser security models, Java sandbox issues, huge class downloads from loading drivers, client software installation issues such as DLLs ("dynamic link libraries"), insecure transmission of database user id's and passwords, complicated JDBC URL's ("uniform resource locators") and many more. ThinAccess provides all the functionality of these JDBC drivers without the downloading obstacles.

     ThinAccess provides "remote" access to these drivers, without the need to download the driver. This immediately saves a class download that could take minutes for network users to complete. When a JDBC request is made by the client, ThinAccess proxies this request over to the middle tier server where it is executed, then the results returned.

     Technical Benefits of ThinAccess include:

     . One location for all JDBC drivers. In environments where multiple databases and database drivers exist, ThinAccess can simplify this environment by organizing database connectivity in one place.

     . Simplicity for web developers. ThinAccess gives web developers a simple JDBC URL to access databases by simple names. Using the ThinWeb JDBC URL means the web developer does not have to know underlying database specifics including the need to know SQL.

     . Seamless access when database changes occur. When databases are upgraded, new JDBC driver versions are released, ports change, database user identifications and passwords change, and the physical location of the database changes. This means the user must change all its database applications to reflect these changes. With ThinAccess this is avoided since the web developer deals simply with the user defined name. The database could change but the ThinAccess application does not have to be changed.

     . One driver download for multiple databases. If an applet requires connectivity to multiple databases, a user could be faced with multiple downloads. With ThinAccess, one JDBC driver download is sufficient.

     . Pre-configuration for premium performance and scalability. It is possible to pre-configure database connections, statements and result sets so they can be instantly accessed and processed by many clients simultaneously.

     . Work in any version of any Java enabled web browser. Web browsers only support one version of Java and if there is a download of an applet with the wrong driver version, the application will not work. ThinAccess contains a JDBC driver that works in any browser and avoids having to keep a separate driver for every version of a web browser.

     . Use of the more efficient Type 2 drivers. Web enabled databases using "type 2" drivers are regarded as the best performing and most reliable since they use native database libraries. Most often the type 2 driver is much more stable and preferred but it cannot be deployed over networks without customer software installations. ThinAccess uses the type 2 driver.

     . Avoids transmitting database user identifications and passwords over the network. Many JDBC drivers send user identifications and passwords from the application over the Internet and often are unprotected. ThinAccess avoids transmitting any user identification or password information.

     . Flexibility of use. ThinAccess can plug into any web server, any browser, or any database on any platform supporting the Java specifications.

     WebCrumbs Overview. WebCrumbs is designed to be a web site management and smart-agent analysis tool. WebCrumbs is a shrink-wrapped packaged application which can be graphically installed and easily used to run in correlation with the corporate web server. WebCrumbs is intended to gather and analyze information about a visitor to a particular web site and to generate a personalized look to the web site in response to the information learned about that visitor. WebCrumbs runs on any operating system supporting Java, any web server supporting Java Servlets, and communicates with any database supporting JDBC or ODBC ("open database connectivity").

     WebCrumbs Technical Data. As a web site analysis and reporting tool, WebCrumbs is intended to offer a non-intrusive installation and integrated real-time reporting and the ability to use any in-house database customer reporting tool. Real time, high performance database communication, via JDBC or ODBC, allows WebCrumbs to provide web-based industry standard analysis reports, in both HTML ("hypertext markup language") and 3D graphs quickly and accurately to any web browser. This database communication also allows WebCrumbs to serve up dynamic database pages and complicated real time web pages.

     Management believes WebCrumbs to be unique from other web site analysis tools by its utilization of the "Dynamic Navigation Technology", a technology developed by thinWEB.com that automatically generates customized web pages based on pre-defined business rules and tracks web site activity in real time. WebCrumbs Smart Agent technology learns about a visitor's preferences by monitoring such visitor's web site usage patterns (such as pages visited and length of stay) and utilizes such information in real time by instantly presenting on the web site information and advertising most suitable.

     ThinWEB.com anticipates that WebCrumbs will be a commerce tool on many Web sites. These sites will display different pages to visitors based on the visitor's past and current behavior. Web sites will present users with personalized content or purchase recommendations based on individual interests and preferences. Since this data is updated continuously in real-time, new suggestions for additional purchases are available instantly.

     WebCrumbs' personalization of the web site takes two basic forms: collaborative filtering and profiling. Both are attempts to collect specific information that will aid in generating additional traffic, click-throughs and revenue on web sites.

     Collaborative filtering is voluntary. It accepts information provided by the user and predicts what information will be of interest to him or her. It can also compare a user profile with those of other users to create common-interest groups and make recommendations based on other customer preferences.

     Profiling is not voluntary. A visitor's actions are observed and tracked. Subsequent user clicks identify patterns of behavior and interests, which result in the presentation of specific information to Web sites visited.

     ThinWEB.com anticipates that future versions of WebCrumbs will all be based on the core features WebCrumbs provides. The versions will include both an ISP ("Internet Service Provider") and Enterprise edition. ISPs have the unique problem of having to handle multiple domain name web sites so all tools must be able to handle their environment. The Enterprise edition will be a more scalable, multi server version.

     The WebCrumbs Community edition will enable multiple sites, the community, to collaboratively share certain information obtained by WebCrumbs about visitors as they move from one site to another in the community.


     Future Products and Research and Development. ThinWEB.com intends to develop additional e-commerce focused Internet applications on its core technology, in response to perceived market demands. The development of newer versions of the two products currently developed and the development of new e-commerce products will require a material investment of resources. During its first nine months, thinWEB.com expended US$107,750 on research and development.


Memorandum of Agreement with Agritek Bio Ingredients Corporation

     ThinWEB.com entered into a Memorandum of Agreement to establish a joint venture with Agritek Bio Ingredients Corporation ("Agritek") of Toronto, Canada on September 10, 1999, for the development of ThinAccess for application to the wireless database access market. Agritek is a Canadian public corporation trading on the Montreal Exchange which has been divesting itself of its agricultural biotechnology investments and is repositioning itself as an investor in software technologies, with an emphasis on the Internet sector. The joint venture vehicle will be a Canadian private corporation with each venture partner owning 50% and the operations of which will be jointly funded by each partner. ThinWEB.com will be the managing partner and will be paid a 2.5% surcharge by Agritek on its contribution to operating costs.

     The joint venture will pay thinWEB.com a 5% royalty on its revenues. As consideration for thinWEB.com granting a perpetual license to the joint venture for ThinAccess application to the wireless database access market to the joint venture, Agritek will pay thinWEB.com the sum of $1,000,000 CDN ($650,000 US), $500,000 ($325,000 US) of which has been received and is non-refundable and the balance of which is payable upon the signing of a definite joint venture agreement.

     In addition Agritek will deliver, subject to regulatory approval, 500,000 units of Agritek, each unit consisting of one share of freely tradeable common stock and one non-transferable common stock purchase warrant good for two years at an exercise price of $.50 CDN ($.325 US). ThinWEB.com will issue to Agritek 100,000 non-transferable common stock purchase warrants with a two year exercise term at an exercise price being the lower of $5.00 USD and the price at which thinWEB.com next issues equity pursuant to a financing.

Revenues and Other Financing

     To date, thinWEB.com has used monies received from loans and equity investment to develop its products and to pay administrative expenses. See "FINANCIAL STATEMENTS".

     ThinWEB.com projects that funds may be received from the following sources:

     (1) The sale of thinWEB.com's products. ThinWEB.com is actively pursuing marketing and sales partnerships with established companies in the Java marketplace.

     (2) The joint venture royalty and license fee. If finalized, the joint venture with Agritek will pay thinWEB.com a 5% royalty on its revenues and $1,000,000 CDN ($650,000 US) for the perpetual license of ThinAccess to the wireless database access market.

     (3) The sale of thinWEB.com's securities. ThinWEB.com anticipates that it will raise funds through the sale of its equity securities through this offering and possible subsequent offerings.

     The holder of thinWEB.com's 1,500,000 issued Preferred Shares shall be entitled to convert such shares into common shares, on a one-for-one exchange basis, at any time before June 30, 2000 provided that such holder was instrumental in arranging equity financing on terms acceptable to thinWEB.com resulting in the receipt of net proceeds by it of not less than $5,000,000.

     ThinWEB.com may not be successful in any sales of its products or support packages nor be able to raise any funds through the sales of its securities. In such event it may be required to seek financing for its operations from other sources, including debt financing or borrowing from financial institutions or other sources. There can be no assurance that any such funding will be available, or available on terms acceptable to thinWEB.com, if and when needed by it.

Trademarks

     ThinWEB.com does not have any patents. On December 4, 1998, thinWEB.com applied for trademark registration in Canada for "WebCrumbs" and "ThinWeb" and on April 16, 1999, for "ThinAccess". On June 4, 1999, thinWEB.com applied for trademark protection in the United States for "WebCrumbs", "ThinWeb" and "ThinAccess". There is no guarantee that other companies do not already utilize these names as their company name or for their products and there is no assurance thinWEB.com would be able to enforce against use of these marks against prior users. Even if such trademark protection is granted, there is no assurance that thinWEB.com will be able to prevent competitors from using the same or similar marks, concepts or appearances or it will have the financial resources necessary to protect its marks against infringing use.

Licenses

     Sun Microsystems, Inc. On September 2, 1998 ThinWeb Software Incorporated entered into a 100% Pure Java Logo License Agreement with Sun Microsystems, Inc. of Palo Alto, California whereby Sun Microsystems granted a non-exclusive, non-transferable, personal, royalty-free license to use the 100% Pure Java logo and the "For Java" tagline (a) on the products, splash screens and product packaging, and (b) in the marketing, advertising, distribution and sale of the products, provided that ownership of the logo and tagline are attributed to Sun Microsystems. The license only extends to those products which have successfully passed Sun Microsystem's certification tests. Both ThinAccess and WebCrumbs have passed the certification tests.

     New Atlanta Communications, LLC. On December 15, 1998 ThinWeb Software Incorporated entered into a reseller agreement with New Atlanta Communications LLC of Alpharetta, Georgia whereby New Atlanta granted ThinWeb Software a non-exclusive right to license and market New Atlanta's ServletExec, Version 2.0 software to its customers provided it is bundled with ThinWeb Software's products. ThinWeb Software has the right to purchase the license for use with WebCrumbs versions 1.0 and 2.0 and other products developed at very favorable pricing, including the option to pay a one-time lump sum fee for a 3 year period.

     The pricing terms also apply to any upgrades of the Servlet Exec Version 2.x series made by New Atlanta during the term of the agreement. If ThinWeb Software markets WebCrumbs version 2.0 without bundling ServletExec 2.0 the agreement automatically terminates and New Atlanta is to be paid an amount as liquidated damages. New Atlanta is to provide technical support to ThinWeb Software and its customers as is customarily provided to New Atlanta's own retail customers. The term of the agreement is for one year commencing February 1, 1999, and is automatically renewed for an additional one year term unless canceled by ThinWeb Software in writing not less than 30 days prior to expiration of the initial one year term. Either party may terminate the agreement upon 30 days written notice if the other party breaches the agreement.

     Cloudscape, Inc. On March 31, 1999, ThinWeb Software entered into a license agreement with Cloudscape, Inc., Oakland, California, by which Cloudscape granted ThinWeb Software a non-exclusive, non-transferable license to use its JBMS embedded client and workgroup server deployment software to (i) develop a limited use version of the software and (ii) distribute or otherwise deploy to end users the limited use version of the software. One year of maintenance and support of the software is included in the license, including updates, upgrades, new versions, and new products within the embedded software product family. The term of the license agreement is one year, renewable annually from year to year unless canceled by ThinWeb Software in writing not less than 90 days prior to an anniversary date. Cloudscape may terminate the agreement upon 30 days written notice in the event that ThinWeb Software is in breach of the agreement . ThinWeb Software agreed to pay a minimum license fee over 12 months and a royalty of 3% of the selling price for distribution of Cloudscape restricted limited use licenses with development copies of ThinWeb Software. A royalty of 10% of the selling price is payable by ThinWeb Software for distribution of Cloudscape unrestricted licenses with deployment copies of ThinWeb Software. No royalty fee is payable in any quarter during the first year except to the extent that it exceeds the quarterly payment. Support is charged on a per call basis with the minimum 10 pack of support calls at $1,000 to be charged against the initial prepayment.

     Informix Software, Inc. On August 2, 1999 thinWEB.com entered into a license agreement with Informix Software, Inc. of Menlo Park, California whereby Informix granted thinWEB.com a non-exclusive, non-transferable license to internally use its products provided under the Informix Solutions Alliance Program solely for thinWEB.com's development and support purposes and appointed thinWEB.com an Independent Software Vendor under the Informix Solutions Alliance Program. Pricing for licensing of any products used is pursuant to the pricing established in the Informix Solutions Alliance Program from time to time. The agreement is for a 1 year term but is automatically renewable annually unless either party provides written notice at least 30 days prior to expiration that it will not be renewed.

Marketing-General Strategy

     ThinWEB.com intends to target software manufacturers (database and application), software developers and Internet service providers. ThinWEB.com anticipates that its products will be marketed directly to businesses. It also anticipates that it will market its technology to developers directly through Internet sales on its web site in the form of a developers' tool kit. ThinWEB.com anticipates that its thinner and faster Internet solution will have a significant appeal to many software suppliers. Many of the current database software companies have an application too thick to be easily Internet ready.

     ThinWEB.com anticipates generating sales inquiries through an on-line marketing campaign designed to lead Java software developers to its web site. Using discussion forums, chat groups, and web site advertising banners to be placed on strategic web sites, customers will be able to link directly to the thinWEB.com web site and learn more about and download the products.

     ThinWEB.com plans to support its on-line advertising with attendance at industry trade shows and selected magazine advertisements.

     ThinWEB.com began to establish a marketing staff during the second quarter of 1999 with the employment of three industry-experienced personnel and has 5 sales and marketing employees. ThinWEB.com intends to expand this marketing staff with additional employees. It has leased space in Halifax, Canada to accommodate increased research and development, accounting and administrative personnel in addition to its executive offices in Ottawa, Ontario, Canada.

Marketing and Sales Strategy-ThinAccess

     The target markets for ThinAccess are database software development companies that need to web-enable their products and developers seeking to enable client server applications either for internal use or re-marketing. ThinWEB.com believes that a major shift is taking place in the way information and applications are accessed and that such shift will provide users access to powerful computer applications and information through inexpensive and easy to use information access devices i.e. thin clients.

     ThinAccess sales efforts will be initially focused on the major database companies, sales force automation and customer relations vendors. ThinWEB.com anticipates that it will attempt to establish long-term agreements with original equipment manufacturing companies ("OEM") whereby ThinAccess would be bundled or embedded within that vendor's software and shipped as a web enhancement. ThinWEB.com intends to focus on assisting these vendors to enable their products to remotely access the Internet, Intranet and extranet with the eventual target of entering into a binding royalty or one-time fee structure with these vendors. Pricing for ThinAccess will start at US$11,000 per CPU (Central Processing Unit) with OEM pricing based upon type of sales stream i.e. either bundled with a version of the database or sold embedded with all versions with subsequent annual maintenance fees

     ThinWEB.com will also target ThinAccess to the wireless market segment. It will attempt to establish relationships with vendors who require a faster and smaller footprint to allow effective deployment of their application such as palm-held organizers, certain Windows applications, cellular phones and pagers. There is no assurance that thinWEB.com can meet these expectations or that it will be able to establish agreements or relationships with the OEM or wireless markets.

Marketing and Sales Strategy-WebCrumbs

     The target markets for WebCrumbs are Internet Service Providers (ISPs), Application Service Providers (ASPs), web marketers, call center application vendors and web houses. ThinWEB.com will attempt to market WebCrumbs to ISPs by focusing on the use of WebCrumbs to increase the value of advertising on web sites. By using WebCrumbs, thinWEB.com believes that an ISP will be able to charge a premium for advertising. ThinWEB.com anticipates that it will charge a "click charge" to the ISP, that is, each time the ISP uses WebCrumbs, thinWEB.com will receive a fee. ThinWEB.com will also try to obtain a "powered by thinWEB.com" logo on the ISP's web site.

     ThinWEB.com anticipates that it will market WebCrumbs to call center vendors to improve their customer experience by having the ability to adjust to the caller's needs while online. It anticipates that the fee for embedding WebCrumbs into the software applications will be based on a royalty fee structure.

     Web houses design and deploy web sites for other companies, including the design, functionality enhancements and, often, the hosting. ThinWEB.com anticipates first introducing the software developers tool kit (discussed below) to web houses to assist them in improving web site features and then building WebCrumbs to that. It hopes to eventually charge a license fee to such web houses for use of WebCrumbs with subsequent annual maintenance fees. There is no assurance that thinWEB.com can meet these expectations or that it will be able to establish any such agreements or relationships.

Software Developers Tool Kit

     ThinWEB.com believes that the key to the success of any software company is its linking the input of customers and prospects with the input from the software developer community. ThinWEB.com will make available a software developers tool kit that will enable developers to develop applications using thinWEB.com products. ThinWEB.com anticipates that it will sell the software developers tool kit directly, through its web site, to assist in-house information technology departments and developers to work with thinWEB.com technology. Both ThinAccess and WebCrumbs will be available to be downloaded directly from the thinWEB.com web site for a 30-day no risk trial. After the trial period, the software developers tool kit for ThinAccess and WebCrumbs will be available for purchase at US$995 and will include a 5-user license. The software developers tool kit will be only for development use and once an application is to be deployed to more than five users, thinWEB.com anticipates it will enter into a license agreement.

Marketing-Specific Alliances

     ThinWEB.com has joined several alliances with certain major computer companies and computer groups which it anticipates will assist in the promotion and sales of its products.

     Sun Developer Connection. ThinWeb Software is a member of the Sun Developer Connection Alliance, a free alliance open to 100% Pure Java certified companies. As a member of the Sun Developer Connection Alliance the Company anticipates the promotion of ThinWeb Software and its products on the Sun web site, a web site description of ThinWeb Software and a link to ThinWeb Software's web site from the Javasoft web site, distribution of evaluation copies of ThinWeb Software's products bundled on Sun Solutions' widely distributed CD's, inclusion in the Sun Solutions Catalogue which is distributed to all Sun Microsystem hardware customers, and possible Sun trade show participation (such as Sun's Java One and Java Business Expo trade shows).

     Microsoft Independent Software Vendors Program. ThinWeb Software is a member of the Microsoft Independent Software Vendors Program which is designed for ISVs which produce shrink-wrapped or downloadable software that supports or runs on Microsoft products, technologies and platforms. Benefits include opportunities to promote thinWEB.com and its products within and outside of Microsoft to potential customers and developers, regular receipt of current information on the latest technology, product news and product strategy from Microsoft, discounts and special pricing.

     Novell. ThinAccess is listed on the Novell web site as an approved product for use with Novell's operating system.

     Informix Solutions Alliance Program. ThinWEB.com is a member of the Informix Solutions Alliance Program which is designed for Independent Software Vendors which support or use Informix products. Benefits include marketing tools in accordance with the marketing opportunities under the Informix Solutions Alliance Program from time to time.

     Internet Screenphone Reference Forum. ThinWEB.com is a member of the Internet Screenphone Reference Forum (ISRF), which was established in 1997 to help foster the global development of new Java technology-based services to be offered through screenphone terminals and includes many device manufacturers, software vendors, network operators and service providers. The ISRF's working document is intended to establish an open specification intended to standardize screenphone access to the Internet, giving consumers an easy-to-use, low cost alternative for getting online and accessing an array of services that operate with any compliant Internet screenphone. Software designers who will be developing end-user solutions are invited to provide their feedback.

Marketing-Alliance Strategy

     ThinWEB.com will attempt to form alliances with major database manufacturers, operating system manufacturers, Internet Service Providers and other software manufacturers to establish technical, marketing and OEM ("original equipment manufacturer") alliances.

     ThinWEB.com anticipates that technical alliances will enhance current and future products where there is a clear business advantage to incorporate the vendor's product versus building elements of thinWEB.com's products. A typical technical alliance would have thinWEB.com use a vendor's technology to enhance its products. Currently thinWEB.com has a technical alliance with New Atlanta with their Servlet Exec product.

     ThinWEB.com anticipates that marketing alliances will increase market presence through cross selling to other vendors' customers, reducing the costs of marketing by combining efforts and shortening the sales cycle. ThinWEB.com will attempt to form marketing alliances with firms that have complimentary products. A typical marketing alliance for ThinAccess would be for a database vendor to commend ThinAccess as a preferred remote access tool to its customers on its web site and in its literature. These alliances will enable thinWEB.com to gain broader coverage in media, trade shows, joint sales calls and promotions.

     ThinWEB.com will attempt to establish OEM alliances which would bundle thinWEB.com's software applications with vendor's products. There are different levels of OEM alliances depending on the manufacturer, product maturity and market potential. The most common methods that thinWEB.com anticipates will be used for its software applications are bundled and embedded. A bundling OEM alliance would have the technology shipped or sold with selective models or products. An embedded OEM Alliance would have the technology sold every time the vendor's product is sold.

Technical Support

     ThinWEB.com anticipates that it will develop a dedicated web site to support and attract software developers. Its research and development team will provide the support for such developers. ThinWEB.com will also host online chat sessions to allow its developers to network and discuss issues and ideas. ThinWEB.com anticipates that it will provide second level support for the OEM alliances, i.e. the manufacturer will be responsible for supporting its customers directly and thinWEB.com will provide support for product issues and "bug" fixes to the manufacturer. ThinWEB.com intends to establish a secure section of its web site to list any known deficiencies in the products and known "work arounds". This is intended to ensure that the OEM manufacturers do not spend time debugging known issues.

The Market

     ThinWEB.com's first two products are intended to target the Internet e-business access and intelligence software applications markets. The future prospects for thinWEB.com are tied directly to the future growth and continued global acceptance of the Internet. The Internet has grown in less than a decade from a limited research tool to a global network consisting of millions of computers and users. Management believes that the Internet is becoming the computing structure of choice for global business. Companies are introducing new web-based applications in mainstream operations such as sales force automation, call center integration, one-to-one marketing, remote training, and customer support.

     Both of thinWEB.com's products are"100% Pure Java"certified software solutions, the Sun Microsystems standard of excellence in Java programming. ThinWEB.com has developed its applications in Java based on the belief that it is fast becoming the standard for Internet programming. ThinWEB.com expects to benefit from investments being made in Java technology by enterprises worldwide. It believes that application development budgets for Java endeavors will almost double in the next 24 months and will continue to grow exponentially as Java microprocessors flourish in Internet devices such as TV set-top boxes, smart phones, personal digital assistants, hand-held devices, pagers, and laser printers.

     The primary target market for ThinAccess is companies utilizing Internet web applications with any database, any web browser and requiring "thin client" database connectivity. ThinWEB.com perceives a major initiative by e-commerce companies to web-enable their business activity and to provide it as another medium for their customers. Database access is crucial to web-enabling business activity as it is the predominant mechanism to store and access information. ThinWEB.com also perceives wireless devices and sales force automation as a major target market for ThinAccess. ThinWEB.com agrees with projections that predict the global thin client market will expand dramatically, potentially aggregating over $1 billion annually. Such predictions have been recently published in various articles including:

     (1) An article in Computer World  dated April 28, 1999 by Stacy Collett
                       ----------------
     which stated, "The thin-client market should reach 2.2 million units shipped by 2001, with revenue exceeding $1 billion, according to a new report by Zona Research Inc. in Redwood City, California."

     (2) An article in Computer World dated May 10, 1999 by Stacy Collett
                       ---------------
     stated, "More hardware options and lower prices will join Microsoft's blessing to propel thin-client sales to 2.2 million units by 2001, with revenue of $1 billion, according to separate reports by IDC (International Data Corporation)and Zona."

     (3) An article in Inter@ctive Week on line dated June 14, 1999 by Charles
                       -----------------
     Babcock stated, "Mobile databases are found on client devices, such as laptops and handheld computers. A "boom in thin clients" is anticipated between now and 2001, with 2.25 million Internet-accessing devices totaling $1 billion in value expected to be sold, according to Zona Research."

     The primary target market for WebCrumbs is the web site management and analysis market with a secondary target including Internet Service Providers, call center integrations and remote training. WebCrumbs targets companies that desire to upgrade their web sites with the ability to learn about and respond to web site visitors by instantly personalizing that company's Web site for that visitor. This personalization provides companies with the increased ability of turning web visitors into clients. ThinWEB.com anticipates that this will assist companies to increase customer response and to increase sales. It believes that as a result of the growth of online applications (e.g. e-commerce, extranets, automated customer service) and related businesses, web traffic analyzers will become an even more strategic element with larger budgets for web traffic analysis tools and services. ThinWEB.com believes that companies that now analyze or will develop analysis capabilities of web site traffic patterns or web site personalization need powerful data analysis solutions such as WebCrumbs that will integrate effortlessly with other applications and platforms.

     ThinWEB.com anticipates that companies can increase their web site investment return by better understanding the profiles and preferences of site visitors.

Competition

     ThinWEB.com faces competition from different companies for different aspects of its technology and for its different software applications.

     ThinAccess connects to any database over the web with swift high performance downloads of web database applications. ThinWEB.com considers the competitors to ThinAccess to be those products that can provide thin client (under 100K download) distributed access in Java. Software Synergy's JDBCConnect provides a thin access database application product, but it is a Windows specific product supporting ODBC databases. IDS Software's IDS Server is another competitor and is also a Windows/Linux product with support for ODBC and Oracle databases.

     ThinWEB.com anticipates that WebCrumbs will face competition from companies in the e-commerce field including Web Trends, Active Concepts, Net.Genesis, Andromedia and Accrue. These companies primarily supply static Web analyzer software providing detailed reports on Web site activity without the Dynamic Navigation Technology used by WebCrumbs which allows a Web page viewed by one visitor to be different than the same Web page viewed by another.

     The software industry is highly competitive with frequent entries into all markets and fields by new start-up companies and by established companies with new products. Many of these competitors may have more experience and access to resources, including financial and technological resources, than thinWEB.com.

Property

     ThinWEB.com's executive offices are located at Suite 101, Phase 3, 6 Antares Drive, Ottawa, Canada, at an annual rent of CDN$36,000 ($23,400US) and its telephone number is 613/225-8446. It leases its research and development offices at Suite 1510, 1505 Barrington Street, Halifax, Canada at an annual rent of CDN$41,615 ($27,049.75US) and its telephone number is 902/425-2802.

     ThinWEB.com's Web site is http://www.thinweb.com.
                               -----------------------

                               PLAN OF OPERATION

Overview

     ThinWEB.com is a development stage company which develops Internet software products. It has two developed software applications, ThinAccess, designed for organizations that require rapid access to data over the Internet, and WebCrumbs, designed for organizations that require immediate interaction with customers and employees. ThinWEB.com's use of Java enables it to develop applications for mobile and wireless devices and similar and other technologies as they emerge that require platform independence, swift deployment, flexibility, fast operation and low-cost. ThinWeb Software Incorporated, its owned subsidiary, has developed a core technology and two software applications.

     Sales of ThinAccess 1.0 commenced in August, 1999. A version of ThinAccess for the Java 2 Platform was announced on October 6, 1999 at the Fall Internet World '99 Show in New York City. The release of the beta version of WebCrumbs
1.0 was also announced on the same day.

Results and Plan of Operations

     ThinWEB.com has had insignificant sales and revenue. Since inception thinWEB.com (and its subsidiaries) have focused on organizational activities and research and development of the software applications.

     ThinWEB.com's ability to continue its operations is dependent upon its receiving funds through revenues from the sale of its products and alternate sources of financing. ThinWEB.com may be required to raise additional capital by the sale of its equity securities, through an offering of debt securities, or from borrowing from a financial institution. ThinWEB.com does not have a policy on the amount of borrowing or debt that it can incur.

     Management believes that the Internet as a source of e-business will continue to experience rapid technological and user growth and that Java-based technology will continue to increasingly become the user standard. ThinWEB.com's first two applications have been certified by KeyLabs on behalf of Sun Microsystems as "100% Pure Java" which is considered the industry seal of approval and assures customers that these products are of the highest quality, interpretable Java solutions. ThinWEB.com anticipates that all its future applications will be certified as "100% Pure Java".

     Management has developed a sales and marketing strategy to introduce these products into the market. As part of its marketing strategy, thinWEB.com anticipates entering into license arrangements and alliance relationships with major database manufacturers, operating system manufacturers, Internet Services Providers and others to establish technical, marketing and OEM ("original equipment manufacturer") alliances. ThinWEB.com has a license agreement with Sun Microsystems, Inc. to utilize the Pure Java logo and For Java tagline in its packaging and advertising. ThinWEB.com has entered into an agreement with New Atlanta Communications, LLC to license and market New Atlanta's ServletExec, Version 2.0 software, to its customers bundled with thinWEB.com's products. ThinWEB.com entered into a license agreement with Cloudscape, Inc. to use Cloudscape's JBMS embedded client and workgroup server deployment software to develop a limited use version of the software and to distribute it to end users. ThinWEB.com entered into a license agreement with Informix Software, Inc. to use Informix's products internally for development and support purposes, further to the Informix Solutions Alliance Program.

Liquidity and Capital Resources

     ThinWEB.com, including its subsidiary, has incurred start-up costs, including administrative costs and research and development costs. To date thinWEB.com has received funds from sales of its securities and from loans. It has primarily used the proceeds from the sale of the securities of ThinWeb Software Incorporated (prior to becoming a subsidiary) for payment of operating costs to date.

     Since inception, ThinWeb Software Incorporated has received an aggregate of $602,500 from the sale of its securities. ThinWeb Software Incorporated took out a loan from Business Development Bank of Canada for an aggregate amount of $18,900 which has been repaid in full from such subscription proceeds.

     ThinWEB.com has entered into a loan agreement with E-Capital Management, Inc., acting on behalf of Amery Associates Inc., Arrendadora Solarsa S.A., Butternut Capital Limited, Cannon Equity Limited, Corporate Solutions Limited, Greensted Equities Limited, International Shareholdings Corp., Seismic Investments Limited and Strathglen Capital Limited, all of whom are selling securityholders herein and all of whom are clients of Lines Overseas Management Limited. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

     The loan agreement set up a two part credit facility for up to an aggregate available borrowing of CDN $1,335,000 ($867,750US).

     One part of the credit facility provides for borrowing up to CDN $375,000 ($243,750), without interest, to be repaid from the proceeds of the first significant financing event obtained by thinWEB.com. ThinWEB.com borrowed CDN $375,000 ($243,750 US) from this facility but repaid the entire amount.

     The second part of the credit facility provides for borrowing up to CDN $960,000 ($624,000US) at 12% interest per annum to be repaid from the proceeds of the first significant financing event obtained by thinWEB.com. At the option of E-Capital Management Inc., all or any portion of the outstanding amount of the interest-bearing credit facility may be converted into securities of ThinWEB.com at the time of and on the same terms and conditions as such securities are issued pursuant to a significant financing event. To date, thinWEB.com has borrowed CDN $510,000
     ($331,500 US).

     E-Capital Management Inc. will be issued, for no additional consideration, common stock purchase warrants equal to the amount drawn down under the interest-bearing facility divided by the price of thinWEB.com's shares of common stock issued pursuant to a significant financing event. Such warrants will be exercisable at a per share price equal to the price at which thinWEB.com's common stock is issued pursuant to such significant financing event for an exercise period of one year from the date of closing of such transaction.

     Lines Overseas Management Limited, Hamilton, Bermuda, has agreed to provide thinWEB.com with an interim credit facility of $2,000,000. The credit facility will bear an interest rate of 12% per annum calculated and payable monthly on the outstanding balance. ThinWEB.com has agreed to repay the loan out of the proceeds from the sale of shares. To date, $500,000 has been advanced under the facility.

     Pursuant to the proposed joint venture with Agritek Bio Ingredients, Inc., ThinWEB.com will receive CDN $1,000,000($650,000US) as consideration for licensing the development and exploitation of ThinAccess for the wireless database access market. ThinWEB.com has received CDN $500,000 ($325,000US) of such fee and the remainder will be paid upon signing of a detailed agreement.


     ThinWeb Software Incorporated had a net loss of $5,793,799 from operating activities for the period April 22, 1998 to June 30, 1999.

     ThinWeb Software has approximately $160,000 in losses for income tax purposes available to reduce future taxable income. The availability of utilizing such losses to reduce income taxes expires in 2005.

     The cash flow of ThinWeb Software Incorporated from financing activities for the period April 22, 1998 to June 30, 1999 was primarily from the receipt of outstanding capital subscriptions and advances under the E-Capital Management credit facilities.

     ThinWEB.com has no commitments for capital expenditures in the near future. It anticipates that it will primarily focus on marketing ThinAccess and WebCrumbs and refining these applications. ThinWEB.com anticipates developing additional software applications for use in e-business over the Internet.

     The financial statements appearing elsewhere in this prospectus have been prepared assuming that thinWEB.com will continue as a going concern. ThinWEB.com's ability to continue its operations is dependent upon its receipt of revenues through sales of its software applications or through raising capital through debt or equity financing or borrowings, or a combination of the foregoing. If substantial additional funding is not acquired, alternative sources developed, or revenues from sales not received, management will be required to curtail its operations then there is substantial doubt about thinWEB.com's ability to continue as a going concern

     ThinWEB.com believes that proceeds from this offering, loans from Lines Overseas Management, Limited, anticipated revenues from operations, the CDN $500,000 ($325,000 US) proceeds received and the CDN $500,000 ($325,000 US)
anticipated to be received from its proposed joint venture with Agritek Bio Ingredients Corporation and funds from earlier subscriptions will be sufficient to pay its currently anticipated expenses including payment of salaries, rent and payments to professionals and to continue its research, developmental and marketing operations for the next 12 months. If additional funds are required, ThinWEB.com has two credit facilities in place from which it may borrow. ThinWEB.com may borrow up to an additional CDN $825,000 ($536,250US) under the E-Capital credit facility and $1.5 million under the Lines credit facility.


                                  MANAGEMENT

Officers and Directors

    The officers and directors of the Company are as follows:


Name                Age            Title
----                ---            -----

James S. Anthony     51            Chairman of the Board

Gary T. Hannah       35            President, Chief Executive Officer
                                   and Director

C. James Enman       45            Vice President and Secretary

Bryan C. MacLean     31            Vice President, Director

Cory Reid            28            Vice President

George R. Fraser     61            Chief Financial Officer, Director,

     All directors of thinWEB.com hold office until the next annual meeting of shareholders or until their successors are elected and qualified. At present, thinWEB.com's Bylaws provide for not less than one nor more than five directors. Currently, there are four directors of thinWEB.com. The Bylaws permit the Board of Directors to fill any vacancy and such director may serve until the next annual meeting of shareholders or until his successor is elected and qualified. Officers serve at the discretion of the Board of Directors.

     Directors do not receive any salary or fee from thinWEB.com for acting as directors. However, directors are entitled to participate in the employee and directors stock option plan and will be issued options. ThinWEB.com pays all expenses incurred by the directors relating to attending board of director meetings.

     The principal occupation and business experience for each officer and director of thinWEB.com, for at least the last five years are as follows:

     James S. Anthony has served as Chairman of the Board of thinWeb.com since March, 1999. Since June, 1974, Mr. Anthony has been the President of
J. S. Anthony Ltd., Toronto, Canada, which provides consulting services to corporations, including thinWEB.com, including strategic planning, finance and corporate organization. Mr. Anthony is the founder of The Foundation for the Study of Objective Art, a charitable foundation which operates an art gallery in Toronto and funds art education programs for the public. Mr. Anthony also serves on the board of directors of Agritek Bio Ingredients Corporation, Toronto, Canada, an agricultural biotechnology investment company listed on the Montreal Exchange; and, Denbridge Capital Corporation, Toronto, Canada, a digital radar imaging company listed on the Toronto Stock Exchange. Mr. Anthony formerly served on the board of directors of Borneo Gold Corporation, Toronto, Canada, a gold exploration company listed on the Vancouver Stock Exchange and Independence Resources Ltd., Toronto, Canada, a gold exploration company listed on the Vancouver Stock Exchange. From 1986 to 1993, Mr. Anthony served as a director and strategist for Softkey Software, Inc., a public company traded on the Toronto Stock Exchange, which subsequently through mergers became The Learning Company and was acquired in 1999 by Mattel. Mr. Anthony received his Bachelor of Arts degree from the University of Manitoba in 1968 and attended Carleton University from 1968 to 1970.

     Gary T. Hannah has served as President and Chief Executive Officer and a director of thinWeb.com since April, 1999. From 1995 to 1999, Mr. Hannah held increasingly senior positions in the marketing, sales and service divisions, culminating as Vice President, of JetForm Corporation, an Ottawa, Ontario software manufacture. From 1991 to 1995, Mr. Hannah held senior management positions with Alliance Network Inc., a subsidiary of Crowntek Business Centres, Inc., Missisauga, Ontario, a computer distribution company, including serving as its president from 1993 to 1995. In 1994, GE Capital purchased Crowntek Business Centres, Inc. and Mr. Hannah continued to serve as president of Alliance Network until it was sold 1995. Mr. Hannah graduated from Saskatchewan Technical Institute in 1983 with a diploma in Radio, Television and Communications.

     C. James Enman, Esq. has served as Vice President and Secretary for thinWeb.com since March, 1999. From 1990, Mr. Enman was a member of the law partnership of Goldberg Thompson, Halifax, Nova Scotia, where he practiced corporate and commercial laws, including securities, financing and intellectual property. Mr. Enman received his Bachelor of Arts degree from Acadia University in 1977 and his LL.B. degree from Dalhousie University in 1980. Mr. Enman is a member of the Nova Scotia Barristers Society, Canadian Tax Foundation, and is a Canadian Trademark Agent. Mr. Enman serves as general counsel to the Company.

     Bryan C. MacLean has served as Vice President and a director of thinWeb.com since its inception in April, 1998. Mr. MacLean is the co-founder of ThinWeb Software Incorporated and co-developer of the Company's Java software e-commerce applications. From 1996 to 1998, Mr. MacLean was a software engineer for Sanga International Research, Boston, Massachusetts specializing in Java software solutions. From 1994 to 1996, Mr. MacLean was a software engineer for Northern Telecom, Ottawa, Canada specializing in asynchronous transfer software switch development. During 1996, Mr. MacLean was employed by Bell Canada, Ottawa, Canada as a software engineer where he served as one of the lead developers of that company's project to process telephone bills over the Web using electronic data interchange. Mr. MacLean obtained his Bachelor Commerce degree from St. Francis Xavier University in 1990 and his Bachelor of Computer Science degree from DalTech University of Nova Scotia in 1994.

     Cory Reid has served as Vice President of thinWeb.com since its inception in April, 1998. Mr. Reid is the co-founder of ThinWeb Software Incorporated and co-developer of the Company's Java software e-commerce applications. From 1996 to 1998, Mr. Reid was a senior designer for Java Internet software at Sanga International Research, Boston, Massachusetts and Halifax, Nova Scotia. From 1995 to 1996, Mr. Reid was a senior software designer at AT&T, Herndon, Virginia specializing in telecommunications. Mr. Reid received his Bachelor of Computer Science degree from DalTech University of Nova Scotia in 1993.

     George R. Fraser, C.A. has served as Chief Financial Officer and a director of thinWEB.com since August 16, 1999. Since 1997, Mr. Fraser has served as Vice-President of Fraser Financial Consultants, an Oakville, Ontario based private company providing specialized financial services to public corporations on mergers and acquisitions and international treasury financing. From 1995 to 1997, Mr. Fraser was president of TRC Sports Medical Products Inc., a private company located in Toronto, Ontario engaged in the distribution of strength and cardiovascular equipment (StairMaster, Quinton and Cybex) and related health products across Canada. From 1988 to 1993, he was Chief Financial Officer and Corporate Secretary of Crowntek Business Centres Inc. in Toronto, which was the largest privately owned Canadian distributor of IBM and Compaq computer equipment and related software with annual sales exceeding CDN $350 million ($227 million US) and 600 employees. Prior to that, from 1984 to 1987 Mr. Fraser was Treasurer of Bow Valley Resource Services Ltd. in Calgary, Alberta a major public company engaged in land and offshore drilling, heavy truck manufacturing and waste management operations. From 1974 to 1984 he was employed in several positions, the last of which was as Assistant Treasurer, at Cominco Inc., the Vancouver, British Columbia based multinational producer of zinc, lead, copper, precious metals and chemicals. Mr. Fraser began his professional career with Price Waterhouse, where he obtained his Chartered Accountant designation in Manitoba in 1962 and was employed as a Manager of Taxation Services when he left in 1974.

Remuneration

     Gary Hannah, President of thinWEB.com, has entered into an employment agreement with the Company and receives an annual salary of CDN$200,000 ($130,000US). In addition, Mr. Hannah was issued 1,181,344 shares of thinWEB.com's common stock for nominal consideration. ThinWEB.com has entered into employment agreements with Messrs. Enman, MacLean and Reid. Through his company J. S. Anthony & Co., Ltd., Mr. Anthony receives consulting fees for consultancy services rendered to thinWEB.com.

     The following table sets forth the total compensation paid or accrued by thinWEB.com on behalf of the Chief Executive Officer and President of thinWEB.com during 1998. No officer of thinWEB.com received a salary and bonus in excess of $100,000 for services rendered during the fiscal year ended December 31, 1998.

                          SUMMARY COMPENSATION TABLE

                                             ANNUAL COMPENSATION
                                             -------------------
                         FISCAL              OTHER        COMPENSATION
                                                          ------------
PRINCIPAL POSITION        YEAR    SALARY    BONUS & AWARDS   ALL OTHER
James Anthony              1998      -0-         -0-           -0-
Chairman of the Board

Gary Hannah                1998      -0-         -0-           -0-
Current President

Bryan MacLean              1998   $51,986        -0-           -0-
Former President

Employment Agreements

    ThinWEB.com has entered into an employment agreement with Gary Hannah to serve as President and Chief Executive Officer at an annual salary of $200,000 CDN ($130,000US) and an automobile allowance of CDN $600 per month ($390US). The agreement provides a right to participate in the employee stock option plan through which he would be awarded more options than any other employee. The agreement contains comprehensive confidentiality and non-competition provisions and provides one year's notice of termination.

    ThinWEB.com has entered into an employment agreement with Bryan MacLean to serve as Vice-President of technology at an annual salary of $120,000 CDN($78,000US). The agreement provides a right to participate in the employee stock option plan. The agreement contains comprehensive confidentiality and non-competition provisions and provides one year's notice of termination.


    ThinWEB.com has entered into an employment agreement with Cory Reid to serve as Vice-President of Product Development at an annual salary of $120,000 CDN($78,000US). The agreement provides a right to participate in the employee stock option plan. The agreement contains comprehensive confidentiality and non-competition provisions and provides one year's notice of termination.



    ThinWEB.com has entered into an employment agreement with James Enman to serve as Vice-President of Corporate Affairs and General Counsel at an annual salary of $100,000 CDN ($65,000US). The agreement provides a right to participate in the employee stock option plan. The agreement contains comprehensive confidentiality and non-competition provisions and one year's notice of termination.

Stock Option Plan

    ThinWEB.com adopted a stock option plan for key employees, officers and directors. The plan allows for the issuance of options at the discretion of the board of directors to such employees, officers and directors and in such amounts as the directors choose. The total amount of the options issued, if converted, may not exceed 17% of the total issued and outstanding shares of thinWEB.com. Options issued under the plan expire five years after the date of issuance.

Indemnification of Officers, Directors, Employees and Agents

    The Certificate of Incorporation and Bylaws of thinWEB.com provide that it shall, to the fullest extent permitted by applicable law, as amended from time to time, indemnify all of its directors, as well as any of its officers or employees to whom thinWEB.com has agreed to grant indemnification.

    Section 145 of the Delaware General Corporation Law ("DGCL") empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) arising under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

    The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's by-laws, any agreement, vote of shareholders or otherwise.

    The effect of the foregoing is to require thinWEB.com to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.


Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling thinWEB.com pursuant to the foregoing provisions, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the act and is therefore unenforceable.


                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information as of the effective date of this prospectus regarding the beneficial ownership of thinWEB.com's common stock by each of its officers and directors and by each person who owns in excess of five percent of its common stock giving effect to the exercise of warrants or options held by the named securityholder.

                                        Amount of Common            Percent of                 Percent of
                                        Stock Beneficially         Common Stock               Common Stock
                                        Owned or Right to       Beneficially Owned          Beneficially Owned
Name                                    Direct vote (1)(2)    or Right to Direct vote     or Right to Direct vote
                                                               Prior to Offering (1)         After Offering (2)
James S. Anthony, Chairman (3)               250,000                      1.5%                      *
158 Amelia Street
Toronto, Canada M4X 1E7

Gary T. Hannah, President, (4)             1,181,344                      6.9%                     4.7%
Chief Executive Officer, Director
1250 Squire Drive
Manotick, Ontario, Canada K4M 1B8

George R. Fraser, C.A.                           0                         *                        *
Chief Financial Officer, Director


C. James Enman, Vice President, (5)        3,090,000                     18.1%                    13.7%
Secretary
1883 Seldon Street
Halifax, Nova Scotia, Canada B3H 3X3

Bryan MacLean, (6)                         3,090,000                     18.1%                    13.7%
Vice President, Director
5444 Victoria Road, #8
Halifax, Nova Scotia, Canada B3H 1M5

Cory Reid, Vice President (7)              3,090,000                     18.1%                    13.7%
1360 Lower Water Street, Suite 207
Halifax, Nova Scotia, Canada B3S 3N2

All directors and
executive officers as
a group (5 persons)                       10,701,344                     62.7%                    46.1%

 *    denotes less than 1%
(1) Based upon 17,066,344 outstanding shares of common stock. Includes rights to acquire common stock through exercise of exchangeable Class A Shares.

(2) Assumes all shares offered by thinWEB.com are sold resulting in 21,066,344 shares of common stock outstanding (assuming no conversion of Convertible Preferred stock). Includes rights to acquire common stock through exercise of exchangeable Class A Shares.
(3) James Anthony is the founder, director and president of The Foundation for the Study of Objective Art, a charitable trust, and may be deemed to be the beneficial owner of the 250,000 shares owned by it, of which 200,000 are registered herein for sale.
(4)   Of which 200,000 shares are registered herein for sale.
(5) James Enman is the trustee and beneficiary of the Enman Family Investment Trust and is deemed to be the beneficial owner of the 3,090,000 Class A Shares held by it, of which 200,000 shares are registered herein for sale.
(6) Bryan MacLean is the trustee and beneficiary of the B. MacLean Family Trust and is deemed to be the beneficial owner of the 3,090,000 Class A Shares held by it, of which 200,000 shares are registered herein for sale.
(7) Cory Reid is the trustee and beneficiary of the C. Reid Family Trust and is deemed to be the beneficial owner of the 3,090,000 Class A Shares held by it, or which 200,000 shares are registered herein for sale.


                            SELLING SECURITYHOLDERS

     In addition to the shares it is offering, thinWEB.com is registering for offer and sale shares of common stock held by 44 security holders. These selling securityholders will offer their shares for sale on a continuous basis pursuant to Rule 415 under the 1933 Act. See "RISK FACTORS--Additional Shares Entering Public Market without Additional Capital Pursuant to Rule 144" and "Selling Securityholders May Sell Shares at any Price or Time."

     ThinWEB.com is applying for quotation on the OTC Bulletin Board maintained by Nasdaq for its common stock; however, there can be no assurance that the common stock will be accepted for quotation thereon. See "RISK FACTORS--No Current Trading Market for the Company's Securities" and "DESCRIPTION OF SECURITIES--Admission to Quotation to Nasdaq SmallCap Market and Bulletin Board"

     All of the selling securityholder shares registered herein will become tradeable on the effective date of this prospectus.

     The following table sets forth the beneficial ownership of the shares held by each person who is a selling securityholder and by all selling securityholders as a group. The names of the individuals who may be deemed the beneficial owner of such listed shares is attached to this registration statement as an exhibit.

                                                 Number
                                                of Shares                        Percent of Stock Owned
Name and Address of                           Common Stock        Registered      Prior to         After
Beneficial Owner                                Owned              for Sale      Offering (1)    Offering (2)
----------------                                -----              --------      ------------    ------------
Gary T. Hannah  (3)                           1,181,344               200,000           6.9%          4.7%
1250 Squire Drive
Manotick, Ontario, Canada K4M 1B8

C. James Enman  (4)                           3,090,000               200,000          18.1%         13.7%
1883 Seldon Street
Halifax, Nova Scotia, Canada B3H 3X3

Bryan MacLean (5)                             3,090,000               200,000          18.1%         13.7%
5444 Victoria Road, #8
Halifax, Nova Scotia, Canada B3H 1M5

Cory Reid (6)                                 3,090,000               200,000          18.1%         13.7%
1360 Lower Water Street, Suite 207
Halifax, Nova Scotia, Canada B3S 3N2

T. MacLean Family Trust (7)                     300,000               100,000           1.8%           *
1338 Molli Street
Halifax, Nova Scotia Canada B3J 1T9

J. Smyth Family Trust (8)                       300,000               100,000           1.8%           *
1991 Brunswick Street
Apartment 620
Halifax, Nova Scotia Canada B3J 3N2

Amery Associates Inc.                           473,000               473,000           2.8%            0%
Apartada Postal 1802-1002
Passeo de los Estudiantes
San Jose, Costa Rica

Anjula Ltd.                                       5,000                 2,500             *             *
Bahamas Financial Centre
Shirley & Charlotte Street
3/rd/ Floor, PO Box CB13135
Nassau, Bahamas

Arrendadora Solarsa S.A.                        500,000               500,000            2.9%           0%
600 mts. Sur oeste de la Antigua Fabrica
Paco, San Rafael
San Jose, Costa Rica

Stephanie Bigelow                                80,000                40,000             *             *
10 Crichton Park Road
Dartmouth, Nova Scotia Canada

Patrick Birmingham                               10,000                 5,000             *             *
322 Millwood Drive
Sackville, Nova Scotia Canada

Butternut Capital Limited                       613,000               613,000           3.5%            0%
Apartada Postal 7-3330-1000
San Jose, Costa Rica


Cannon Equity Limited                           398,000                398,000           2.3%            0%
Avenida 7, Calle 3 Bix
Edifico Teresa 3 Piso
San Jose, Costa Rica

Dale Chaisson Auto Sales, Inc.                   20,000                 10,000            *             *
218 Micmac Boulevard
Dartmouth, Nova Scotia Canada

Corporate Solutions Limited                     602,000                602,000           3.5%            0%
Apartada Postal 1555-1000
San Jose, Costa Rica

Everest Private Trust                            14,000                  7,000            *             *
PO Box HM2706
4/th/ Floor, Jardine House
33 Reid Street
Hamilton HM 12 Bermuda

The Foundation for the Study                    250,000                200,000           1.5%           *
   of Objective Art (9)
80 Gerard Street East
Toronto, Ontario Canada M5B 1G6

Greensted Equities Limited                      471,000                471,000           2.8%            0%
Apartada Postal 7-3330-1000
San Jose, Costa Rica

Iguana Investments Ltd.                         100,000                 50,000            *             *
Buckingham Square
West Bay Road
Seven Mile Beach, Grand Cayman

International Shareholdings Corp.               387,000                387,000           2.3%            0%
Apartada Postal 1802-1002
Paseo de los Estudiantes
San Jose, Costa Rica

Althea Lacas                                      5,000                  2,500            *             *
1005 Beaufort Avenue
Halifax, Nova Scotia Canada

Andrew Lacas                                      5,000                  2,500            *             *
1005 Beaufort Avenue
Halifax, Nova Scotia Canada

Betty Lacas                                      12,000                  6,000            *             *
1005 Beaufort Avenue
Halifax, Nova Scotia Canada

Peter Lacas                                      14,000                  7,000            *             *
1005 Beaufort Avenue
Halifax, Nova Scotia Canada

Paul Landry, Sr.                                100,000                 50,000            *             *


32 Greenwood Drive
Antigonish, Nova Scotia Canada B2G 2H8

Paul Landry, Jr.                                 10,000         10,000          *            *
32 Greenwood Drive
Antigonish, Nova Scotia Canada B2G 2H8

Darlene Letun                                   100,000         50,000          *            *
107 Douglas Park View SE
Calgary, Alberta Canada

Scott MacKinnon                                  70,000         35,000          *            *
69 Chameau Crescent
Dartmouth, Nova Scotia Canada

Michael MacDonald & Natasha
     Pavlinovic                                  80,000         40,000          *            *
14 Stratford Way
Halifax, Nova Scotia Canada

William Mahody                                   50,000         25,000          *            *
Suite 205 - 99 Portland Street
PO Box 1126
Dartmouth, Nova Scotia Canada

Diane Marsh                                      50,000         25,000          *            *
7365 Bradner Road
Mt. Leyman, British Columbia Canada

Curtis Mayert                                    50,000         25,000          *            *
1422 Joliet Avenue, SW
Calgary, Alberta Canada

Brian McAvoy                                     20,000         10,000          *            *
Trysail Circle
Tampa, Florida 33607

James McKillop                                   75,000         75,000          *            *
1875 Century Park East
Los Angeles, California 90067

Christine Musgrave                               10,000          5,000          *            *
6 Stonepointe Avenue
Napean, Ontario Canada

Sean O'Regan                                     50,000         25,000          *            *
11 Gladstone Avenue
Dartmouth, Nova Scotia Canada

Gary Rubenstein                                  50,000         25,000          *            *
3 Sandhurst Close
Halifax, Nova Scotia Canada

Richard Shirley                                  30,000         15,000          *            *
41 Bayside Drive


Bayside, Nova Scotia Canada

Seismic Investments Ltd.                     577,000        577,000         3.4%            0%
Apartada Postal 1555-1000
San Jose, Costa Rica

Strathglen Capital Limited                   479,000        479,000         2.8%            0%
Apartada Postal 1802-1002
Passeo de los Estudiantes
San Jose, Costa Rica

Louis Toth                                    60,000         30,000         *               *
32 Craigburn Drive
Dartmount, Nova Scotia Canada

TPG Capital Corporation (10)                  75,000         75,000         *               *
1504 R Street, N.W.
Washington DC 20009

Gary West                                     20,000         10,000         *               *
38 Chadwick Street
Dartmouth, Nova Scotia Canada

Donald Wile                                  100,000         50,000         *               *
82 Empire Street
Bridgewater, Nova Scotia Canada


     *Denotes less than 1%.
(1)  Assumes 17,066,344 shares of common stock outstanding.

(2) Assumes sale of all the shares and all shares offered by the selling securityholders resulting in 21,066,344 shares of common stock outstanding.
(3) Of which 200,000 shares are registered herein for sale. The named selling securityholder is President, Chief Executive Officer and a Director of thinWEB.com.
(4) Of which 200,000 shares are registered herein for sale. The named selling securityholder is Vice President and Secretary of thinWEB.com.
(5) Of which 200,000 shares are registered herein for sale. The named selling securityholder is Vice President and a Director of thinWEB.com.
(6) Of which 200,000 shares are registered herein for sale. The named selling securityholder is Vice President of thinWEB.com.
(7) Of which 100,000 shares are registered herein for sale. The T. MacLean Family Trust is controlled by an employee of thinWEB.com and the shares of common stock held by it are deemed to be beneficially owned by such employee.
(8) Of which 100,000 shares are registered herein for sale. The J. Smyth Family Trust is controlled by an employee of thinWEB.com and the shares of common stock held by it are deemed to be beneficially owned by such employee.
(9) Of which 200,000 shares are registered herein for sale. James Anthony is the founder, director and president of The Foundation for the Study of Objective Art and may be deemed the beneficial owner of the shares held by it.

(10) TPG Capital Corporation is an affiliate of Cassidy & Associates, the law firm which prepared this registration statement, and James M. Cassidy is its controlling shareholder.

     In the event the selling securityholders receive payment for the sale of their selling securityholder shares, thinWEB.com will not receive any of the proceeds from such sales. ThinWEB.com is bearing all expenses in connection with the registration of the selling securityholder shares of the selling securityholders offered hereby.

     The selling securityholder shares owned by the selling securityholders are being registered pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission, which Rule pertains to delayed and continuous offerings and sales of securities. In regard to the selling securityholder shares offered under Rule 415, thinWEB.com has given certain undertakings in Part II of the Registration Statement of which this Prospectus is a part which, in general, commit thinWEB.com to keep this prospectus current during any period in which offers or sales are made pursuant to Rule 415.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     E-Capital Management Inc. has been engaged by thinWEB.com to assist it in raising capital. J. Gregory Wilson is the president of E-Capital Management and it is owned by The Greg Wilson Family Trust, the beneficiaries of which are the spouse and children of J. Gregory Wilson. J. Gregory Wilson is also the president and sole shareholder of 583317 British Columbia Ltd. ("583317 B.C. Ltd.). Neither E-Capital Management nor 583317 B.C. Ltd. are registered broker-dealers.

     ThinWEB.com has issued 1,500,000 shares of Convertible Preferred Stock to 583317 B.C. Ltd. for consideration of $.0001 per share. The holder of these shares is entitled to convert such shares into shares of common stock of thinWEB.com on a one-for-one exchange basis at any time before June 30, 2000 provided that the holder was instrumental in arranging an equity financing which results in the receipt of net proceeds by thinWEB.com of not less than $5,000,000. After June 30, 2000, thinWEB.com may redeem any remaining outstanding Convertible Preferred Stock at a redemption price of $.0001 per share. E-Capital Management assisted thinWEB.com in the sale of certain of its's securities to 3024701 Nova Scotia Limited, Everest (Private) Trust Company and Donald Wile for a total investment of $502,500. Brokerwise Communications Inc. has been engaged by thinWEB.com to handle investor relations.

     ThinWEB.com has entered into a loan agreement with E-Capital Management, Inc.,acting on behalf of Amery Associates Inc., Arrendadora Solarsa S.A., Butternut Capital Limited, Cannon Equity Limited, Corporate Solutions Limited, Greensted Equities Limited, International Shareholdings Corp., Seismic Investments Limited and Strathglen Capital Limited, all of whom are Selling Securityholders herein and all of whom are clients of Lines Overseas Management Limited. The loan agreement set up a two part credit facility for up to an aggregate available borrowing of CDN $1,335,000 ($867,750US).


     One part of the credit facility provides for borrowing up to CDN $375,000 ($243,750US), without interest, to be repaid from the proceeds of the first significant financing event obtained by thinWEB.com. To date, thinWEB.com has borrowed and repaid CDN $375,000 ($243,750US) from this facility.



     The second part of the credit facility provides for borrowing up to CDN $960,000 ($624,000US) at 12% interest per annum to be repaid from the proceeds of the first significant financing event obtained by thinWEB.com. At the option of E-Capital Management Inc.,all or any portion of the outstanding amount of the interest-bearing credit facility may be converted into securities of thinWEB.com at the time of and on the same terms and conditions as such securities are issued pursuant to a significant financing event. E-Capital Management Inc. will be issued, for no additional consideration, common stock purchase warrants equal to the amount drawn down under the interest-bearing facility divided by the price of thinWEB.com's shares of common stock issued pursuant to a significant financing event. Such warrants will be exercisable at a per share price equal to the price at which thinWEB.com's common stock is issued pursuant to such significant financing event for an exercise period of one year from the date of closing of such transaction. To date, thinWEB.com has borrowed CDN $510,000 ($331,500US) under the interest-bearing facility.



     E-Capital was involved in arranging an interim $2,000,000 credit facility with Lines Overseas Management Limited of Bermuda. The credit facility will bear an interest rate of 12% per annum calculated an payable monthly on the outstanding balance. ThinWEB.com has agreed to repay the loan out of the proceeds from the sale of shares.



     E-Capital was involved in arranging a private placement which raised $502,500 for ThinWeb Software Incorporated in March, 1999, and located and negotiated with the foreign companies who provided a credit facility to thinWEB.com of up to $1,335,000CDN ($867,750US). E-Capital will attempt to arrange a private placement equity financing of $5,000,000 for thinWEB.com. E-Capital has also been involved in identifying applicable government financing and financial assistance programs for which thinWEB.com may be eligible. E-Capital's approved expenses are being reimbursed by thinWEB.com and it has assigned to a related company, 583317 B.C. Ltd., the 1,500,000 convertible preferred shares of thinWEB.com issued to it as consideration for its services. On August 31, 1999 E-Capital Management Inc., further to a corporate reorganization, assigned its contract with thinWEB.com to an affiliated company, E-Capital Investment Inc. E-Capital Management Inc. and E-Capital Investment Inc. are both owned by the Greg Wilson Family Trust.

     Mr. Anthony's company, J.S. Anthony & Associates Limited, receives a monthly fee of $5,000 CDN and reimbursement of reasonable expenses in consideration of Mr. Anthony's providing advice to thinWEB.com on strategic corporate, financing and business matters.

     ThinWEB.com, Inc. has granted TPG Capital Corporation, a selling shareholder, a warrant to purchase 50,000 shares of its common stock at an exercise price of $1.00 per share. James M. Cassidy is the controlling shareholder of TPG Capital Corporation and principal of Cassidy & Associates, the law firm which prepared this registration statement and was the sole officer and director of Warwick Acquisition Corporation.

                           DESCRIPTION OF SECURITIES

     ThinWEB.com has authorized capital of 100,000,000 shares of Common stock, $.0001 par value, and 20,000,000 shares of preferred stock, $.0001 par value. As of the date hereof, it has 17,066,344 shares of common stock issued and outstanding and 1,500,000 shares of Convertible Preferred Stock outstanding.

     Effective as of May 27, 1999, thinWEB.com's subsidiary Thinweb.com Inc. purchased all the outstanding shares of common stock of ThinWeb Software Incorporated (16,916,344 shares) for an aggregate consideration of:

     (i) the issuance of 16,916,344 Class A exchangeable non-voting participating common shares of common stock of Thinweb.com Inc.;

     (ii) the issuance by thinWEB.com to StockTrans, Inc., a Pennsylvania corporation, as trustee for the ThinWeb Software Incorporated shareholders (the "Trustee"), 16,916,344 shares of its common stock to be held in trust under the terms of an exchange and voting agreement dated April 22, 1999; and

     (iii) the issuance by thinWEB.com of 1,500,000 shares of its Convertible Preferred Stock to 583317 B.C. Ltd., a British Columbia corporation, at $.0001 per share.

     Each beneficial shareholder of the Class A Shares has, through the Trustee, voting rights in thinWEB.com equal to the number of Class A Shares held for his benefit by the Trustee. The Class A Shares may be converted into or exchanged for an equal number of the shares of thinWEB.com held by the Trustee. As a result of the transaction, ThinWeb Software Incorporated became a wholly owned subsidiary of Thinweb.com Inc., a wholly-owned subsidiary of thinWEB.com created solely to effect the purchase of such shares.

Class A Shares

     ThinWEB.com's subsidiary, Thinweb.com Inc. has an authorized 20,000,000 Class A exchangeable non-voting shares of which 16,916,344 have been issued to the ThinWeb Software Incorporated shareholders. The Class A Shares are not entitled to receive notice of or to attend any meeting of the shareholders of Thinweb.com Inc. nor to vote on any matters that come before its shareholders.

     The Class A Shares have voting rights in thinWEB.com equal to one vote for each Class A Share held on all matters that properly come before the shareholders of thinWEB.com at a meeting of shareholders or in connection with any action taken by shareholder consent. The holders of the Class A Shares are entitled to receive notice of and attend any meeting of shareholders of thinWEB.com and to vote at any such meetings.

     The Class A Shares may be converted into or exchanged for an equal number of shares of the thinWEB.com which shares are held by the Trustee for such conversion or exchange.

     The Trust Agreement sets forth the rights and restrictions pertaining to the Class A Shares and the shares of common stock of thinWEB.com held by the Trustee. Upon conversion, the shares held by the Trustee will be released to the converting holder and an equal number of Class A Shares will be delivered to thinWEB.com. The holders of the Class A Shares have the right to vote their interests in thinWEB.com directly or through the Trustee as holder of thinWEB.com shares.

     The shares, while held by the Trustee, will not be entitled to participate in dividends declared by thinWEB.com; however, thinWEB.com has agreed that should it declare a dividend on its common stock it will ensure that its subsidiary, Thinweb.com Inc. has the means to pay a like dividend on its Class A Shares.

     ThinWEB.com has issued to and placed with the Trustee 16,916,344 shares of its common stock for use in exchange of the Class A Shares pursuant to a certain exchange agreement. The Class A Shares contain certain rights and provisions as set forth in the trust Agreement which is incorporated herein by reference and discussed below. These rights and provisions are a summary only and should be read in conjunction with the descriptions provided in the documents which were filed as exhibits with the Form 8-K and are incorporated herein by reference.

     (i) Exchange Rights on the Liquidation of the Purchaser. Holders of the Class A Shares have the right, upon the occurrence and during the continuance of any proceeding in bankruptcy, insolvency, dissolution or winding up commenced by Thinweb.com Inc. or against it, to require thinWEB.com to purchase from each or any holder of the Class A Shares all or any part of the Class A Shares held at an amount equal to (a) the current market price of thinWEB.com's common stock on the last business day prior to the day of purchase plus (b) an additional amount equal to the full amount of all dividends declared and upon on such Class A Shares and on all dividends declared on thinWEB.com's common stock which have not been declared on the Class A Shares.

     (ii) Automatic Exchange on the Liquidation of the Registrant. In order that holders of the Class A Shares will be able to participate on a pro rata basis with the holders of thinWEB.com's common stock in the event of a voluntary or involuntary dissolution, liquidation or winding-up of thinWEB.com, all of the then outstanding Class A Shares shall be automatically exchanged for shares of common stock of thinWEB.com in the absence of an affirmative written election from a holder of Class A Shares not to participate in the automatic exchange.

     (iii) Retraction by Holder. A holder of Class A Shares is entitled at any time to require Thinweb.com Inc. to redeem any or all of the Class A Shares held by it in an amount equal to (a) the current market price of thinWEB.com's common stock on the last business day prior to the retraction date which may be satisfied in full by the Thinweb.com Inc. causing to be delivered to such holder one share of common stock of thinWEB.com for each Class A Share held by the retracting holder plus (b) an additional amount equal to the full amount of all dividends declared and upon on such Class A Shares and on all dividends declared on thinWEB.com's common stock which have not been declared on the Class A Shares.

     (iv) Automatic Redemption by the Purchaser. On the 25/th/ anniversary of the closing date of the stock exchange transactions, unless otherwise extended or accelerated, the Thinweb.com Inc. shall redeem all the then outstanding Class A Shares for an amount per Class A Share equal to (a) the current market price of thinWEB.com's common stock on the last business day prior to the redemption date which may be satisfied in full by Thinweb.com causing to be delivered to such holder one share of common stock of thinWEB.com for each Class A Share held by the retracting holder plus (b) an additional amount equal to the full amount of all dividends declared and upon on such Class A Shares and on all dividends declared on thinWEB.com's common stock which have not been declared on the Class A Shares.

     (v) Purchase for Cancellation. Thinweb.com Inc. may at any time and from time to time offer to purchase for cancellation all or any of the outstanding Class A Shares at any price by tender to all of the holders of the Class A Shares then outstanding at any price per share determined by it plus an amount equal to all declared and unpaid dividends thereon. If in response to such tender offer, more Class A Shares are tendered than Thinweb.com Inc. is willing to purchase, then Thinweb.com Inc. shall purchase as nearly as possible pro rata according to the number of shares tendered by each holder.

     (vi) Reciprocal Changes. If thinWEB.com issues or distributes its warrants, options or other rights to purchase its securities to the holders of its outstanding common stock or issues shares or securities of any other class of thinWEB.com than the common stock exchangeable by the Class A Shares, or evidences of indebtedness of thinWEB.com or assets of thinWEB.com, then Thinweb.com Inc. shall issue to the holders of the Class A Shares the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets.

     (vii) Reclassifications. If thinWEB.com subdivides, redivides or changes the outstanding number of its common stock into a greater number or reduces, combines or consolidates the outstanding number of its common stock into a lesser number or reclassifies or otherwise changes its common stock or effects an amalgamation, merger, reorganization or other transaction affecting its common stock, then Thinweb.com Inc. will make the same or an economically equivalent change simultaneously to, or in the rights of the holders of, the Class A Shares.

Common Stock


     ThinWEB.com is offering 4,000,000 shares for sale at an initial offering price of $7.00 per share and is registering an aggregate of 6,412,500 shares of common stock for sale by the 44 Selling Securityholders at a price to be determined in the future. If the price of the common stock falls below $5.00 per share, then the common stock may be considered "penny stock" as that term is defined by the Securities and Exchange Commission. Special sales practice requirements apply to broker-dealers on sales of penny stocks. The sales of common stock may be subject to such special rules.


     Holders of the common stock do not have preemptive rights to purchase additional shares of common stock or other subscription rights. The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of common stock are entitled to share equally in dividends from sources legally available therefor when, as and if declared by the Board of Directors and, upon liquidation or dissolution of thinWEB.com, whether voluntary or involuntary, to share equally in the assets of thinWEB.com available for distribution to stockholders. All outstanding shares are validly authorized and issued, fully paid and nonassessable, and all shares to be sold and issued as contemplated hereby will be validly authorized and issued, fully paid and nonassessable.


     The Board of Directors is authorized to issue additional shares of common stock, not to exceed the amount authorized by thinWEB.com's Certificate of Incorporation, and to issue options for the purchase of such shares, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

Noncumulative Voting

     Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Shares of common stock do not have cumulative voting rights. The holders of more than 50 percent of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

Warrant


     ThinWEB.com has granted a warrant to purchase up to 50,000 registered shares of its common stock at a strike price of $1.00 per share, exercisable for a period of five years from April 8, 1999, to TPG Capital Corporation, an affiliated company of Cassidy & Associates, the law firm which prepared this prospectus.

Preferred Stock


     ThinWEB.com has 20,000,000 authorized shares of non-designated preferred stock, $.0001 par value per share, of which 2,000,000 have been designated ("Convertible Preferred Shares") and 1,500,000 of which have been issued. The Convertible Preferred Shares are not entitled to dividends and are non-voting. In the event of the liquidation, dissolution or winding up of thinWEB.com, whether voluntary or involuntary, the holders of the Convertible Preferred Shares shall be entitled to receive the par value of each share before any amount shall be paid or any property or assets distributed to the holders of the ordinary shares. After payment in full to the holders of the Convertible Preferred Shares, the surplus assets, if any, shall belong to and shall be divided among the holders of other stock or shares in thinWEB.com.

     ThinWEB.com may redeem at any time commencing November 1, 1999, any number of the Convertible Preferred Shares then outstanding by paying to the holder thereof the par value thereof. The holder of the preferred shares shall be entitled to convert such shares into ordinary shares of thinWEB.com on a one-for-one exchange basis at any time before June 30, 2000 provided that the holder was instrumental in arranging an equity financing which resulted in the receipt of net proceeds by thinWEB.com of not less than $5,000,000.


     The Board of Directors is authorized to provide for the issuance of additional shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of thinWEB.com without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, thinWEB.com has no plans to issue any additional preferred stock or adopt any additional series, preferences or other classification of preferred stock.

Additional Information Describing Stock


     Reference is made to thinWEB.com's Certificate of Incorporation and By-Laws which are available for inspection at its offices or which can be viewed through the Edgar data base at www.sec.gov as exhibits to the registration statement on
                       -----------
Form 10-SB filed by Warwick Acquisition Corporation Reference is also made to the applicable statutes of the State of Delaware for a description concerning statutory rights and liabilities of shareholders.


Admission to Quotation to Nasdaq SmallCap Market and OTC Bulletin Board Maintained by Nasdaq


     If thinWEB.com meets the qualifications, thinWEB.com intends to apply for quotation of its securities on the OTC Bulletin Board maintained by Nasdaq. Until thinWEB.com meets such qualifications, its securities may be quoted in the daily quotation sheets of the National Quotation Bureau, Inc., commonly known as the "pink sheets". If thinWEB.com's securities are not quoted on the OTC Bulletin Board, a securityholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, thinWEB.com's securities.



     To have its securities quoted on the OTC Bulletin Board a company must:

     (1) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators;

     (2) has at least one market maker who completes and files a Form 211 with the National Association of Securities Dealers, Inc.

     The OTC Bulletin Board is a dealer-driven quotation service. Unlike the Nasdaq Stock Market, companies cannot apply to be quoted on the OTC Bulletin Board, only market makers can initiate quotes, and quoted companies do not have to meet any quantitative financial requirement. Any equity security of a reporting company not listed on Nasdaq or on a national securities exchange is eligible.

     To qualify for admission for listing on the Nasdaq SmallCap Market, an equity security must, in relevant summary,

     (1) be registered under the Securities Exchange Act of 1934;

     (2) have at least three registered and active market makers, one of which may be a market maker entering a stabilizing bid;

     (3) for initial inclusion, be issued by a company with $4,000,000 in net tangible assets, or $50,000,0000 in market capitalization, or $750,000 in net income in two of the last three years (if operating history is less than one year then market capitalization must be at least $50,000,000);

     (4) have at a public float of at least 1,000,000 shares with a value of at least $5,000,000;

     (5) have a minimum bid price of $4.00 per share; and

     (6) have at least 300 beneficial shareholders.

Penny Stock Regulation


     Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The "penny stock" rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell thinWEB.com's securities. The foregoing required penny stock restrictions will not apply to thinWEB.com's securities if such securities reach and maintain a market price of $5.00 or greater.

Trading of Shares


     There are no outstanding options, options to purchase, or securities convertible into, the shares of thinWEB.com other than the securities described herein. ThinWEB.com has not agreed with any shareholders, to register their shares for sale, other than for this registration. ThinWEB.com does not have any other public offerings in process or proposed.

Transfer Agent and Registrar and Trustee


     StockTrans, Inc., Ardmore, Pennsylvania, serves as the transfer agent for thinWEB.com and as Trustee for the Class A Shares.

Reports to Shareholders


     ThinWEB.com will furnish to holders of its common stock annual reports containing audited financial statements examined and reported upon, and with an opinion expressed by, an independent certified public accountant. ThinWEB.com may issue other unaudited interim reports to its shareholders as it deems appropriate.

                             PLAN OF DISTRIBUTION

Arbitrary Determination of Offering Price


     The initial offering price of the shares has been determined arbitrarily by thinWEB.com. Among the factors considered were thinWEB.com's potential operations, current financial conditions and financial requirements, estimates of its business potential and prospects, the perceived market demand for its software applications, the economics of the information technology, Internet and software industries, the general condition of the equities market, and other factors.

Limited State Registration


     ThinWEB.com will qualify or register its sales of the shares in a limited number of states. It will not accept subscriptions from investors resident in other states.

Sale of the Shares


     The shares are being offered by thinWEB.com on a "direct participation" basis through its officers and directors. ThinWEB.com anticipates that its executive officers will primarily sell the shares, including Messrs. Hannah, Fraser, and Anthony. No sales commission will be paid to any officer or director.

     ThinWEB.com will pay all expenses incurred in connection with the offer and sale of its shares by its officers and directors. The officers and directors are relying on Rule 3a4-1 of the Exchange Act as a "safe harbor" from registration as a broker-dealer in connection with the offer and sales of the shares.



     ThinWEB.com may extend the offering if in its sole discretion it determines that such extension is in its best interests. ThinWEB.com will file an post-effective amendment to this registration statement for such extension if required.

Use of a Broker-Dealer


     ThinWEB.com may locate a broker-dealer who may offer and sell the shares on terms acceptable to it. If thinWEB.com determines to use a broker-dealer, such broker-dealer must be a member in good standing of the National Association of Securities Dealers, Inc. and registered, if required, to conduct sales in those states in which it would sell the shares. ThinWEB.com anticipates that it would not pay in excess of 10% as a sales commission for any sales of the shares. If a broker-dealer were to sell the shares, it is likely that such broker-dealer would be deemed to be an underwriter of the securities as defined in Section 2(11) of the Securities Act and thinWEB.com would be required to obtain a no-objection position from the National Association of Securities Dealers, Inc. regarding the underwriting and compensation terms entered into between thinWEB.com and such potential broker-dealer. In addition, thinWEB.com would be required to file a post-effective amendment to the registration statement of which this prospectus is a part to disclose the name of such selling broker-dealer and the agreed underwriting and compensation terms. ThinWEB.com currently has no agreements or understandings with any broker-dealer to offer its shares for sale.


     In order to comply with the applicable securities laws, if any, of certain states, the shares will be offered or sold in such states through registered or licensed brokers or dealers in those states.

Sale of the Selling Securityholder Shares


     ThinWEB.com will not receive the proceeds of any sale of shares by the selling securityholders. The selling securityholder shares may be sold to purchasers from time to time directly by and subject to the discretion of the selling securityholders. The selling securityholders may from time to time offer their securities for sale through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling securityholders and/or the purchasers of the securities for whom they may act as agents. Any underwriters, dealers or agents who participate in the distribution of the securities may be deemed to be "underwriters" under the 1933 Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the 1933 Act.


     At the time a particular offer is made by or on the behalf of the selling securityholders, a prospectus, including any necessary supplement thereto, will be distributed which will set forth the number of shares of common stock and other securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for the selling securityholder shares purchased from the selling securityholders, any discounts, commissions and other items constituting compensation from the selling securityholders, any discounts, commissions or concessions allowed, reallowed or paid to dealers, and the proposed selling price to the public.

     Pursuant to Regulation M of the General Rules and Regulations of the Securities and Exchange Commission, any person engaged in a distribution of securities, including on behalf of a selling security holder, may not simultaneously bid for, purchase or attempt to induce any person to bid for or purchase securities of the same class for a period of five business days prior to the commencement of such distribution and continuing until the selling security holder (or other person engaged in the distribution) is no longer a participant in the distribution.


     If, at some time, thinWEB.com meets the requirements of the Nasdaq SmallCap Market it will apply for listing thereon. If is should be accepted for listing thereon, then certain underwriters may engage in passive market making transactions in thinWEB.com's common stock in accordance with Rule 103 of Regulation M.


     The shares sold by the selling securityholders may be sold from time to time in one or more transactions:

     (i) at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale or

     (ii) at prices otherwise negotiated at the time of sale.


     Such prices will be determined by the selling securityholders or by agreement between the selling securityholders and any underwriters.


     In order to comply with the applicable securities laws, if any, of certain states, the securities will be offered or sold in such states through registered or licensed brokers or dealers in those states. In addition, in certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which thinWEB.com has complied.



     Under applicable rules and regulations promulgated under the Exchange Act, any person engaged in a distribution of securities may not simultaneously bid for or purchase securities of the same class for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the selling securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder in connection with transactions in the securities during the effectiveness of the registration statement of which this Prospectus is a part.



     ThinWEB.com will pay all of the expenses incident to the registration of the shares for sale by the selling securityholders (including registration pursuant to the securities laws of certain states) other than commissions, expenses, reimbursements and discounts of underwriters, dealers or agents, if any.

                                 LEGAL MATTERS

Legal Proceedings


     ThinWEB.com is not a party to any litigation and management has no knowledge of any threatened or pending litigation against thinWEB.com.

Legal Opinion


     Cassidy & Associates, Washington, D.C. has given its opinion as attorneys-at-law that the shares offered herein when issued pursuant to the terms hereof, will be fully paid and non-assessable and that the shares offered by the selling securityholder have been fully paid, validly issued and non-assessable. Cassidy & Associates has passed on the validity of the securities being issued but purchasers of the securities offered by this prospectus should not rely on Cassidy & Associates with respect to any other matters.


     James M. Cassidy, a principal of Cassidy & Associates, is an officer and director and controlling shareholder of TPG Capital Corporation, which owns 150,000 shares of common stock of thinWEB.com, is a selling securityholder and holds a warrant to purchase 50,000 shares of common stock of thinWEB.com.

                                    EXPERTS


     The audited financial statements for the period from April 22, 1998 to December 31, 1998 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, Halifax, Canada, independent accountants, given on the authority of such firm as experts in auditing and accounting.

                             FINANCIAL STATEMENTS


     The audited financial statements for the period from April 22, 1998 to December 31, 1998 are included herein on F-1 to F-12.


      The unaudited consolidated balance sheet of thinWEB.com Corporation as of June 30, 1999 and the unaudited consolidated interim statement of operations and deficit for the periods from April 22, 1998 to June 30, 1998 and 1999 and for the three-month and six-month periods ended June 30, 1999 and the unaudited consolidated interim statement of cash flow for the periods from April 22, 1998 to June 30, 1998 and 1999 and the six-month period ended June 30, 1999 are included herein on F-15[14] to F-28.

ThinWeb Software Incorporated
(A Development Stage Company)

Financial Statements

December 31, 1998

Report of Independent Accountants

To the Board of Directors of
ThinWeb Software Incorporated

We have audited the balance sheet of ThinWeb Software Incorporated as of December 31, 1998 and the statements of operations and deficit and cash flows for the period from April 22, 1998 to December 31, 1998. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


We conducted our audit in accordance with generally accepted auditing standards in Canada. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.


In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as of December 31, 1998 and the results of its operations and its cash flows for the period then ended in accordance with generally accepted accounting principles in Canada.



                                    PricewaterhouseCoopers LLP
                                    -----------------------------
Halifax, Canada
May 20, 1999                        Chartered Accountants

Comments by Auditors for U.S. Readers on Canada - U.S. Reporting Difference



In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the company's ability to continue as a going concern, such as those described in note 1 to the financial statements. Our report to the board of directors of ThinWeb Software Incorporated dated May 20, 1999 is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditors' report when these are adequately disclosed in the financial statements.

                                            /s/ PricewaterhouseCoopers LLP
                                            -------------------------------
Halifax, Canada
May 20, 1999                                Chartered Accountants

ThinWeb Software Incorporated
(A Development Stage Company)
Balance Sheet
As of December 31, 1998
--------------------------------------------------------------------------------

(expressed in U.S. dollar)

                                                                                  $
Assets

Current assets
Cash                                                                         31,566
Investment tax credits receivable (note 3)                                   65,908
Other                                                                         5,784
                                                                     --------------

                                                                            103,258

Capital assets (notes 3 and 4)                                               10,895

Trademarks                                                                      555
                                                                     --------------

                                                                            114,708
                                                                     ==============

Liabilities

Current liabilities
Accounts payable and accrued liabilities                                     21,470
Accrued salaries                                                             89,657
Current portion of long-term debt (note 6)                                    2,957
Loan payable                                                                 65,338
Amounts due to shareholders                                                  21,484
                                                                     --------------

                                                                            200,906

Long-term debt (note 6)                                                      13,754
                                                                     --------------

                                                                            214,660
                                                                     --------------

Shareholders' Deficiency

Capital stock (note 7)                                                            1

Foreign currency translation adjustments                                        343

Deficit accumulated during the development stage                           (100,296)
                                                                     --------------

                                                                            (99,952)
                                                                     --------------

                                                                            114,708
                                                                     ==============


Approved by the Board of Directors

________________________ Director         ____________________________ Director

ThinWeb Software Incorporated
(A Development Stage Company)
Statement of Operations and Deficit
For the period from April 22, 1998 to December 31, 1998
--------------------------------------------------------------------------------

(expressed in U.S. dollars)


                                                                                                    $
Revenue                                                                                         1,156
                                                                                     ----------------

Expenses
Research and development (note 3)                                                              43,888
Selling, general and administration                                                            55,896
Amortization                                                                                    1,668
                                                                                     ----------------

                                                                                              101,452
                                                                                     ----------------

Loss for the period and deficit accumulated during the development
   stage - End of period                                                                     (100,296)
                                                                                     ================

Loss per share                                                                                  28.30
                                                                                     ================
Weighted average number of shares outstanding during the period                                 3,544
                                                                                     ================

ThinWeb Software Incorporated
(A Development Stage Company)
Statement of Cash Flows
For the period from April 22, 1998 to December 31, 1998
--------------------------------------------------------------------------------

(expressed in U.S. dollars)

                                                                                                                     $
Cash provided by (used in)
Operating activities
Loss for the period                                                                                           (100,296)
Amortization                                                                                                     1,668
Net change in non-cash working capital balances related to operations
    Increase in investment tax credits receivable                                                              (66,918)
    Increase in other current assets                                                                            (5,873)
    Increase in accounts payable and accrued liabilities                                                        21,799
    Increase in accrued salaries                                                                                91,031
                                                                                                      ----------------

                                                                                                               (58,589)
                                                                                                      ----------------

Financing activities
Proceeds from long term debt                                                                                    16,966
Proceeds from loan payable                                                                                      66,339
Issue of common shares                                                                                               1
Proceeds from shareholder loans                                                                                 20,627
                                                                                                      ----------------

                                                                                                               103,933
                                                                                                      ----------------

Investing activities
Acquisition of capital assets                                                                                  (12,731)
Acquisition of trademarks                                                                                         (564)
                                                                                                      ----------------

                                                                                                               (13,295)
                                                                                                      ----------------

Effect of exchange rate changes in cash                                                                           (483)
                                                                                                      ----------------

Increase in cash during the period and cash - End of period                                                     31,566
                                                                                                      ================

ThinWeb Software Incorporated
(A Development Stage Company)
Notes to Financial Statements
December 31, 1998

--------------------------------------------------------------------------------

(expressed in U.S. dollars)

1    Nature of operations and basis of presentation

     The company incorporated on April 22, 1998 and is primarily a software research and development company that has not yet commenced commercial operations. All of the company's operations are in Canada. These statements are prepared on a going-concern basis. There is substantial doubt as to whether or not the company will be able to continue as a going concern. The ability of the company to continue as a going-concern is dependent upon it obtaining the necessary financing to commercialize and market its products and upon future profitable operations. Like other companies at this stage of development, the company is subject to numerous risks, including the uncertainty of its chosen market, its ability to develop its markets and other risks. The company plans to raise funds through a private placement; however, there are no commitments for the private placement and there can be no assurance that the company will be successful in raising the required capital to finance operations.


2    Accounting policies

     a)   Financial statement presentation

          These financial statements have been prepared in accordance with Canadian generally accepted accounting principles. The significant differences between these principles and those that would be applied under U.S. generally accepted accounting principles are disclosed in note 10.

     b)   Foreign currency translation

          The company's currency of measurement is Canadian dollars; however, the reporting currency is U.S. dollars. The assets and liabilities of the company are translated into U.S. dollars at year-end exchange rates, and income and expense items are translated at rates approximating the average rates of exchange for the year. Gains and losses from the translation are excluded from the statement of operations and deficit and are accumulated in the cumulative foreign currency translation adjustment account.

     c)   Capital assets and amortization

          Amortization of the following capital assets is calculated using the declining balance method at annual rates which will amortize their cost over their estimated useful lives. These rates are:

               Computer hardware                               30%
               Computer software                              100%
               Office furniture and equipment                  20%


     d)   Income taxes

          The company uses the liability method of accounting for income taxes. Under this method, current income taxes are recognized for the estimated income taxes payable for the current year. Future income tax assets and liabilities are recognized for temporary differences between the tax and accounting bases of

                                                                             (1)

ThinWeb Software Incorporated
(A Development Stage Company)
Notes to Financial Statements
December 31, 1998

--------------------------------------------------------------------------------

(expressed in U.S. dollars)

          assets and liabilities as well as for the benefit of losses available to be carried forward to future years for tax purposes. Future income tax assets are evaluated and if realization is not considered "more likely than not", a valuation allowance is provided.

          Investment tax credits relating to scientific research and experimental development expenditures are recorded in the accounts in the fiscal period the qualifying expenditures are incurred provided there is reasonable assurance that the tax credit will be realized. Investment tax credits in connection with research and development activities are accounted for using the cost reduction method which recognizes the credits as a reduction of the cost of the related assets or expenditures.

     e)   Revenue recognition

          The company recognizes revenue at the time of delivery of its licensed software products to customers, provided collectibility of proceeds from the sale of licensed software is reasonably assured. Currently, all sales are made from the company's web site. An electronic order form is filled out on-line by the customer; payment for the order is then received when the customer provides a credit card number; the product is then downloaded by the customer. The product is not returnable; therefore, no provision is required for sales returns.

     f)   Research and development

          Research costs are expensed in the period incurred. Where, in the opinion of management, the deferral criteria established by the Canadian Institute of Chartered Accountants are satisfied in all material respects, development expenditures are capitalized and amortized over the estimated earning life of the related products. To date, no development costs have been deferred.

     g)   Loss per common share

          Loss per common share is calculated using the weighted number of common shares issued and outstanding during each period. Fully diluted loss per share are not presented as the exercise of warrants and options would be antidilutive.

     h)   Use of estimates

          The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenditures during the reported period. Actual results could differ from those reported.

                                                                             (2)

ThinWeb Software Incorporated
(A Development Stage Company)
Notes to Financial Statements
December 31, 1998

--------------------------------------------------------------------------------

(expressed in U.S. dollars)


     i)   Financial instruments

          The fair value of the company's cash, investment tax credits receivable, other current assets, accounts payable and accrued liabilities, accrued salaries, long-term debt, loan payable and amounts due to shareholders approximate their carrying values.

3    Investment tax credits receivable

     For small, closely held Canadian corporations, a credit of approximately 40% of eligible scientific research and experimental development expenditures is available, refundable in cash if no taxes are owed. For all other Canadian corporations, the credit is reduced to approximately 20% on a non-refundable basis, available only against taxes otherwise payable. Eligible scientific research and experimental development expenditures include direct current and capital costs and an allowance for overhead in the amount of 65% of specified salaries and wages.

     During 1998, investment tax credits in the amount of $63,862 have been applied to reduce research and development expenditures and $3,056 have been credited to the cost of capital assets.


4    Capital assets

                                                                            1998
                                          --------------------------------------
                                                         Accumulated
                                             Cost       amortization         Net
                                                $                  $           $

     Computer hardware                      9,618                913       8,705
     Computer software                      1,567                595         972
     Office furniture and equipment         1,353                135       1,218
                                          --------------------------------------
                                           12,538              1,643      10,895
                                          ======================================

5    Income Taxes

     The company has approximately $160,000 in losses for income tax purposes, with an expiry date of 2005, which are available to reduce future taxable income. This potential benefit is offset by $53,000 in temporary differences between income for accounting purposes and income for tax purposes. The net potential future tax benefit, calculated at the statutory rate of approximately 45%, amounts to $48,000. This future income tax asset has been reduced to $nil through the application of a valuation allowance based on the likelihood of realization.

                                                                             (3)

ThinWeb Software Incorporated
(A Development Stage Company)
Notes to Financial Statements
December 31, 1998

--------------------------------------------------------------------------------

(expressed in U.S. dollars)


6    Long-term debt

                                                                                                    1998
                                                                                                       $
     Business Development Bank of Canada, authorized amount $18,900, bearing interest at
          8.7% per annum, repayable in one principal payment of $108 and 72 principal payments of $261, secured by personal guarantees of certain shareholders in the
          amount of $4,100.                                                                       16,711

Less: Current portion                                                                              2,957
                                                                                                  ------
                                                                                                  13,754
                                                                                                  ======

     The loan was repaid in full subsequent to December 31, 1998.


7    Capital Stock

     Authorized


     10,000,000 common shares, without nominal or par value

                                                                                                                    Ascribed
                                                                                               Number of               Value
                                                                                                  Shares                   $
     Issued

     Issued in 1998 pursuant to share subscription agreements                                    900,000              32,669

     Subscriptions receivable                                                                          -             (32,668)
                                                                                               -----------------------------
     Balance - December 31, 1998                                                                 900,000                   1
                                                                                               =============================

     Subscriptions receivable are presented as a reduction from capital stock unless paid subsequent to the period end.

     On March 31, 1999, the company increased its authorized capital to 100,000,000 common shares by the creation of 90,000,000 common shares without nominal or par value.
                                                                             (4)

ThinWeb Software Incorporated
(A Development Stage Company)
Notes to Financial Statements
December 31, 1998

--------------------------------------------------------------------------------

(expressed in U.S. dollars)

8    Uncertainty due to the Year 2000 Issue

     The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect the company's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the company, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

9    Subsequent events

     a)   Repayment of loan payable

          Subsequent to December 31, 1998, the company repaid in full, the loan payable of $65,338 which was outstanding at December 31, 1998. The company also paid a premium in the amount of $16,565 to the lender. The premium was agreed with the lender in April 1999 and one-half of this premium has been accrued in the financial statements as financing costs as of December 31, 1998, the remaining one-half will be accrued subsequent to December 31, 1998. As part of the loan repayment, the company also issued, for no cash consideration, 100,000 shares to the lender and 10,000 shares to the individual who arranged the initial loan. Both individuals deal at arm's length with the company.

     b)   Share issuances

          Subsequent to December 31, 1998, the company issued shares as follows:

                                                                                 Ascribed
                                                                                Number of          value
                                                                                   shares              $
               For cash                                                         8,878,677        157,000
               Pursuant to share subscription agreements                        7,027,667        462,097
               Related to the repayment of loan payable                           110,000              -
                                                                               -------------------------
                                                                               16,016,344        619,097
                                                                               =========================

     The company appointed a new chief executive officer subsequent to December 31, 1998. As part of the terms of the employment agreement, the chief executive officer was issued 1,181,344 common shares (included above) from treasury for nominal consideration of $8, with 28.58% of the shares vesting immediately, 35.71% vesting in one year and the balance of 35.71% vesting in two years.

                                                                             (5)

ThinWeb Software Incorporated
(A Development Stage Company)
Notes to Financial Statements
December 31, 1998

--------------------------------------------------------------------------------

(expressed in U.S. dollars)


     c)   Corporate Re-organization

          On April 22, 1999, the company entered into a combination agreement with Warwick Acquisition Corporation ("Warwick"). This agreement was adopted by the Board of Directors of Warwick and approved by the shareholders of Warwick on May 20, 1999. Thinweb.com Inc. ("Thinweb.com"), formerly 3028184 Nova Scotia Limited, a wholly-owned subsidiary of Warwick, will acquire all of the issued and outstanding shares of the company through the issuance of 16,916,344 Class "A" exchangeable, non-voting, participating common shares without par value ("Exchangeable Shares") of Thinweb.com. The Exchangeable Shares entitle the holder to voting rights in Warwick as if the shareholder held an equivalent number of common shares in Warwick. The Exchangeable Shares are exchangeable for shares in Warwick on a share-for-share basis without any further consideration.

          Pursuant to this agreement, 4,850,000 of the issued and outstanding shares of Warwick were redeemed and retired resulting in 150,000 common shares of Warwick being issued and outstanding. On closing of this transaction, Warwick issued 16,916,344 common shares to be held in trust pending receipt of the Exchangeable Shares. Warwick also issued 1,500,000 preferred shares on closing of this agreement for deemed consideration of $0.0001 per share. The holders of the preferred shares of Warwick are entitled to convert them into common shares of Warwick on a share-for-share basis any time prior to November 1, 1999, provided the holders were instrumental in arranging financing for the company of not less that $5,000,000. In addition, Warwick will grant a five year transferable warrant entitling the holder to acquire up to 50,000 common shares of Warwick for consideration of $1 per share.

          If all Exchangeable Shares and preferred shares are converted into shares of Warwick, the former shareholders of ThinWeb Software Incorporated will own approximately 91% of the issued shares of Warwick.

10   Differences between Canadian and U.S. Generally Accepted Accounting
     Principles

     The financial statements of the company have been prepared in accordance with generally accepted accounting principles in Canada ("Canadian GAAP") which are different in certain respects from those applicable in the United States ("U.S. GAAP"), as described below.

                                                                             (6)

Thin Web Software Incorporated
(A Development Stage Company)
Notes to Financial Statements
December 31, 1998

--------------------------------------------------------------------------------

(expressed in U.S. dollars)


     a)   Comprehensive income

          Under Statement of Financial Accounting Standards No. 130 (SFAS
          130), "Comprehensive income", the company is required to show the change in net assets, excluding shareholder investments and distributions. The following summarizes the company's comprehensive loss:

                                                                            1998

                                                                               $
             Loss for the period                                        (100,296)

             Change in foreign currency translation adjustment               343
                                                                       ---------
             Comprehensive loss                                          (99,953)
                                                                       =========

     b)   Recent pronouncements

          In 1998, SFAS 133, "Accounting for Derivative Instruments and Hedging Activities" was issued and is effective for fiscal years commencing after June 15, 1999. The company will comply with the requirements of SFAS 133 in fiscal year 2000 and does not expect the adoption of SFAS 133 will be material to the company's results of operations.

          In 1998, the American Institute of Certified Public Accountants (AICPA) issued Statement of Position 98-5 (SOP 98-5), "Reporting on the Costs of Start-up Activities". SOP 98-5 is effective in fiscal years beginning after December 15, 1998 with earlier adoption permitted. SOP 98-5 requires costs of start-up activities and organization costs to be expenses as incurred. The company has complied with the requirements of SOP 98-5.
                                                                             (7)
thinWEB.com Corporation
(A Development Stage Company)

Consolidated Interim Financial Statements
(Unaudited)
June 30, 1999
(expressed in U.S. dollars)
thinWeb.com Corporation
(A Development Stage Company)
Consolidated Interim Balance Sheet
(Unaudited) As of June 30, 1999
--------------------------------------------------------------------------------

(expressed in U.S. dollars)

                                                                    June 30           December 31
                                                                       1999                  1998
                                                                          $                     $
Assets

Current assets
Cash (note 3)                                                       88,585                 31,566
Investment tax credits receivable (note 4)                          68,527                 65,908
Other                                                               31,838                  5,784
                                                             ------------------------------------

                                                                   188,950                103,258
Capital assets (notes 4 and 5)                                      64,853                 10,895
Deferred charges (note 6)                                        1,981,268                      -
Trademarks                                                             679                    555
                                                             ------------------------------------

                                                                 2,235,750                114,708
                                                             ====================================

Liabilities

Current liabilities
Accounts payable and accrued liabilities                           170,344                 21,470
Accrued salaries                                                    16,382                 89,657
Current portion of long-term debt                                        -                  2,957
Loans payable (note 7)                                             193,614                 65,338
Amounts due to shareholders                                         33,918                 21,484
                                                             ------------------------------------

                                                                   414,258                200,906
Long-term debt                                                           -                 13,754
                                                             ------------------------------------

                                                                   414,258                214,660
Commitments (note 8)                                         ------------------------------------
Shareholders' Equity

Capital stock (note 9)                                               1,857                      1
Additional paid in capital                                       7,933,252                      -
Share subscriptions receivable                                     (32,896)                     -
Deferred compensation                                             (375,318)                     -
Warrants                                                            15,000                      -
Foreign currency translation adjustments                            73,396                    343
Deficit accumulated during the development stage                (5,793,799)              (100,296)
                                                             ------------------------------------

                                                                 1,821,492                (99,952)
                                                             ------------------------------------

                                                                 2,235,750                114,708
                                                             ====================================

thinWEB.com Corporation
(A Development Stage Company)
Consolidated Interim Balance Sheet
(Unaudited)
As of June 30, 1999
--------------------------------------------------------------------------------
(expressed in U.S. dollars)

                                                         Cumulative           Three-      Period from
                                                          April 22,           months        April 22,            Six-months
                                                            1998 to            ended          1998 to                 ended
                                                           June 30,         June 30,         June 30,              June 30,
                                                               1999             1999             1998                  1999
                                                                  $                $                $                     $
Revenue                                                       2,577            1,168                -                  1,421
                                                      ----------------------------------------------------------------------
Expenses
Research and development (note 4)                         3,113,117          633,692           12,238              3,069,229
Selling, general and administration                       2,532,438        1,134,664            5,130              2,485,564
Interest                                                    141,892          124,325                -                132,870
Amortization                                                  8,929            5,640              102                  7,261
                                                      ----------------------------------------------------------------------

                                                          5,796,376        1,898,321           17,470              5,694,924
                                                      ----------------------------------------------------------------------
Loss for the period                                      (5,793,799)      (1,897,153)         (17,470)            (5,693,503)

Deficit accumulated during the development
   stage - Beginning of period                                    -       (3,896,646)               -               (100,296)

                                                      ----------------------------------------------------------------------
Deficit accumulated during the development
   stage  - End of period                                (5,793,799)      (5,793,799)         (17,470)            (5,793,799)
                                                      ======================================================================


Basic and fully diluted loss per common share                                  (0.12)         (17,470)                 (0.66)
                                                                         ===================================================
Weighted average number of shares outstanding during
   the period                                                             16,047,904                1              8,562,620
                                                                         ===================================================

thinWEB.com Corporation
(A Development Stage Company)
Consolidated Interim Statement of Cash Flows
(Unaudited)
-------------------------------------------------------------------------------

(expressed in U.S. dollars)


                                                                                   Cumulative
                                                                                    April 22,                     Period from
                                                                                      1998 to      Six months       April 22,
                                                                                     June 30,           ended         1998 to
                                                                                         1999   June 30, 1999   June 30, 1998
                                                                                            $               $               $
Cash provided by (used in)

Operating activities
Loss for the period                                                                (5,793,799)     (5,693,503)        (17,470)
Items not affecting cash
      Amortization                                                                      8,929           7,261             102
      Shares issued for employee compensation                                       4,849,497       4,849,497               -
      Shares issued for financing costs                                               123,915         123,915               -
      Shares and warrants issued for services                                          88,956          88,956               -
Net change in non-cash working capital balances related to operations
      Increase in investment tax credits receivable                                   (66,918)              -         (17,267)
      Increase in other current assets                                                (31,348)        (25,475)         (1,123)
      Increase in accounts payable and accrued liabilities                            167,821         146,022             864
      Increase (decrease) in accrued salaries                                          15,230         (75,801)         26,751
                                                                                  -------------------------------------------

                                                                                     (637,717)       (579,128)         (8,143)
                                                                                  -------------------------------------------
Financing activities
Proceeds of long-term debt                                                             17,611              --          17,611
Repayments of long-term debt                                                          (17,785)        (17,140)             --
Proceeds of loans payable                                                             257,339         191,000              --
Repayments of loans payable                                                           (67,017)        (67,017)             --
Issue of common shares                                                                575,539         575,538               1
Proceeds from shareholder loans                                                        32,548          11,920          21,446
                                                                                  -------------------------------------------

                                                                                      798,235         694,301          39,058
                                                                                  -------------------------------------------
Investing activities
Acquisition of capital assets                                                         (72,793)        (60,062)             --
Acquisition of trademarks                                                                (665)           (101)             --
                                                                                  -------------------------------------------

                                                                                      (73,458)        (60,163)             --
                                                                                  -------------------------------------------

Effect of exchange rate changes in cash                                                 1,525           2,009            (407)
                                                                                  -------------------------------------------

Increase in cash during the period                                                     88,585          57,019          30,508

Cash - Beginning of period                                                                  -          31,566               -
                                                                                  -------------------------------------------

Cash - End of period                                                                   88,585          88,585          30,508
                                                                                  ===========================================

thinWEB.com Corporation
Consolidated Interim Statement of Changes of Shareholders' Equity
(Unaudited)
--------------------------------------------------------------------------------

(expressed in U.S. dollars)


                                                                                                                              Less
                                             Common shares           Preferred shares      Additional           Less      deferred
                                        ---------------------    ----------------------       paid in   subscription       compen-
                                                       Amount                    Amount       capital     receivable        sation
                                           Number           $      Number             $             $              $             $
Shares issued for subscriptions             900,000        90            -            -        32,579        (32,668)            -


Change in foreign currency
    translation account                           -         -            -            -             -              -             -

Loss for the period                               -         -            -            -             -              -             -
                                        ------------------------------------------------------------------------------------------

Balance - December 31, 1998                 900,000        90            -            -        32,579        (32,668)            -

Shares issued for cash                    1,505,000       151            -            -       535,683              -             -

Shares issued for compensation           10,401,344     1,040            -            -     5,213,205            (51)     (375,318)

Shares issued for financing costs         4,110,000       411            -            -     2,076,800            (27)            -

Shares issued for a corporate
    reorganization                          150,000        15            -            -        74,985              -             -

Warrants issued for services                      -         -            -            -             -              -             -

Convertible shares issued for a
    financing arrangement                         -         -    1,500,000          150             -           (150)            -

Change in foreign currency translation
    account                                       -         -            -            -             -              -             -

Loss for the period                               -         -            -            -             -              -             -
                                        ------------------------------------------------------------------------------------------

Balance - June 30, 1999                  17,066,344     1,707    1,500,000          150     7,933,252        (32,896)     (375,318)
                                        ==========================================================================================


                                                                   Deficit
                                                               accumulated      Foreign
                                                     Warrants   during the     currency  Total Share-        Compre-
                                        ---------------------  Development  translation      holders'        hensive
                                                      Amounts        Stage  adjustments       Equity          Loss
                                           Number           $            $            $            $               $
Shares issued for subscriptions                   -         -            -            -             1              -

Change in foreign currency translation
    account                                       -         -            -          343           343            343

Loss for the period                               -         -     (100,296)           -      (100,296)      (100,296)
                                        ----------------------------------------------------------------------------

Balance - December 31, 1998                       -         -     (100,296)         343       (99,952)       (99,953)
                                                                                                            ========
Shares issued for cash                            -         -            -            -       535,834              -

Shares issued for compensation                    -         -            -            -     4,838,876              -

Shares issued for financing costs                 -         -            -            -     2,077,184              -

Shares issued for a corporate
    reorganization                                -         -            -            -        75,000              -

Warrants issued for services                 50,000    15,000            -            -        15,000              -

Convertible shares issued for a
    financing arrangement                         -         -            -            -             -              -

Change in foreign currency translation
    account                                       -         -            -       73,053        73,053         73,053

Loss for the period                               -         -   (5,693,503)           -    (5,693,503)    (5,693,503)
                                        ----------------------------------------------------------------------------

Balance - June 30, 1999                      50,000    15,000   (5,793,799)      73,396     1,821,492     (5,620,450)
                                        ============================================================================

thinWEB.com Corporation
(A Development Stage Company)
Notes to Consolidated Interim Financial Statements
(Unaudited)
June 30, 1999
--------------------------------------------------------------------------------

(expressed in U.S. dollars)

1    Nature of operations and basis of presentation

     Effective April 22, 1999, Thinweb.com Inc. (formerly 3028184 Nova Scotia Limited), a wholly owned subsidiary of thinWEB.com Corporation (formerly Warwick Acquisition Corporation), acquired all the outstanding common shares of ThinWeb Software Incorporated in exchange for 16,916,344 Class "A" exchangeable, non-voting, participating common shares of Thinweb.com Inc. Each of these exchangeable shares are exchangeable into common shares of thinWEB.com Corporation for no additional consideration on or before April 21, 2024. Under the provisions of various agreements between thinWEB.com Corporation and Thinweb.com Inc., the holders of the exchangeable shares are entitled to voting, dividend and liquidation rights as if the holder held the equivalent number of common shares in thinWEB.com Corporation. thinWEB.com Corporation has issued 16,916,344 common shares held in trust to be issued to the holders of the exchangeable shares upon the exchange.

     Prior to April 22, 1999, Warwick Acquisition Corporation did not have any operations and had 5,000,000 common shares issued and outstanding. As part of the transaction, Warwick Acquisition Corporation redeemed and retired 4,850,000 common shares and issued 50,000 warrants for no additional consideration. The warrants which expire in five years entitle the holder to acquire up to 50,000 common shares of thinWEB.com Incorporated for $1 per share. For accounting purposes, the acquisition has been treated as an issuance of 150,000 shares and 50,000 warrants by ThinWeb Software Incorporated for the services related to the corporate reorganization. These shares and warrants have been attributed a value of $90,000 based on the value of services received. The historical financial statements prior to April 22, 1999 are those of ThinWeb Software Incorporated. ThinWeb Software Incorporated was incorporated on April 22, 1998. Pro forma financial information giving effect to the acquisition has not been provided as the transaction is not a business combination.

     The company is primarily a software research and development company that has not yet commenced commercial operations. All of the company's operations are in Canada. These statements are prepared on a going-concern basis. There is substantial doubt as to whether or not the company will be able to continue as a going concern. The ability of the company to continue as a going-concern is dependent upon it obtaining the necessary financing to commercialize and market its products and upon future profitable operations. Like other companies at this stage of development, the company is subject to numerous risks, including the uncertainty of its chosen market, its ability to develop its markets and other risks. The company plans to raise funds through a public offering of its securities; however, there are no commitments for the public offering and the public offering has not yet been approved by the Securities and Exchange Commission. There can be no assurance that the company will be successful in raising the required capital to finance operations.

                                                                             (1)
thinWEB.com Corporation
(A Development Stage Company)
Notes to Consolidated Interim Financial Statements
(Unaudited)
June 30, 1999
--------------------------------------------------------------------------------

(expressed in U.S. dollars)


2    Accounting policies

     a)   Financial statement presentation

          These consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles and include the accounts of thinWEB.com Corporation and its wholly owned subsidiaries.

          In the opinion of management, the accompanying financial statements include all adjustments (consisting of normal recurring items) considered necessary for a fair presentation of the results of operations for the interim periods covered and of the financial condition of the company at the date of interim balance sheet. The results for the interim periods are not necessarily indicative of the results for the entire year.

     b)   Foreign currency translation

          The company's functional currency is Canadian dollars; however, the reporting currency is U.S. dollars. The assets and liabilities of the company are translated into U.S. dollars at period-end exchange rates, and income and expense items are translated at rates approximating the average rates of exchange for the period. Gains and losses from the translation are excluded from the statement of operations and deficit and are accumulated in the cumulative foreign currency translation adjustment account.

     c)   Capital assets and amortization

          Amortization of the following capital assets is calculated using the declining balance method at annual rates which will amortize their cost over their estimated useful lives. These rates are:

               Computer hardware                                  30%
               Computer software                                 100%
               Office furniture and equipment                     20%

     d)   Deferred charges

          Deferred charges represent prepaid costs of financing and are being charged to expense over the estimated term of the financing arrangement.

     e)   Income taxes

          The company uses the liability method of accounting for income taxes. Under this method, current income taxes are recognized for the estimated income taxes payable for the current year. Future income tax assets and liabilities are recognized for temporary differences between the tax and accounting bases of assets and liabilities as well as for the benefit of losses available to be carried forward to future years for tax purposes. Future income tax assets are evaluated and if realization is not considered "more likely than not", a valuation allowance is provided.

                                                                             (2)
thinWEB.com Corporation
(A Development Stage Company)
Notes to Consolidated Interim Financial Statements
(Unaudited)
June 30, 1999
--------------------------------------------------------------------------------

(expressed in U.S. dollars)


          Investment tax credits relating to scientific research and experimental development expenditures are recorded in the accounts in the fiscal period the qualifying expenditures are incurred provided realization of the tax credit is considered "more likely than not". Investment tax credits in connection with research and development activities are accounted for using the cost reduction method which recognizes the credits as a reduction of the cost of the related assets or expenditures.

     f)   Revenue recognition

          The company recognizes revenue at the time of delivery of its licensed software products to customers, provided collectibility of proceeds from the sale of licensed software is reasonably assured. Currently, all sales are made from the company's web site. An electronic order form is filled out on-line by the customer; payment for the order is then received when the customer provides a credit card number; the product is then downloaded by the customer. The product is not returnable; therefore, no provision is required for sales returns. The customer is charged for future updates to the version purchased and there is minimal support offered subsequent to the purchase.

     g)   Research and development

          Research and development costs are charged to expense when incurred, unless, in the opinion of management, the technological feasibility of the product has been established in accordance with Statement of Financial Accounting Standards (SFAS) 86, in which case the costs are capitalized. Capitalization of computer software costs ceases when the product is available for general release. As of June 30, 1999, no computer software costs have been capitalized.

     h)   Loss per common share

          Basic loss per common share is calculated using the weighted number of common shares issued and outstanding during each period. The exercise of warrants and the conversion of convertible preferred shares would be antidilutive. Accordingly, fully diluted loss per common share is the same as basic loss per common share.

     i)   Use of estimates

          The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenditures during the reported period. Actual results could differ from those reported.

                                                                             (3)
thinWeb.com Corporation
(A Development Stage Company)
Notes to Consolidated Interim Financial Statements
(Unaudited)
June 30, 1999
--------------------------------------------------------------------------------

(expressed in U.S. dollars)

  j)   Financial instruments

          The fair value of the company's cash, subscriptions receivable, investment tax credits receivable, other current assets, accounts payable and accrued liabilities, accrued salaries, long-term debt, loans payable and amounts due to shareholders approximate their carrying values.

     k)   Recent pronouncements

          In 1998, SFAS 133, "Accounting for Derivative Instruments and Hedging Activities" was issued and is effective for fiscal years commencing after June 15, 2000. The company will comply with the requirements of SFAS 133 in fiscal year 2000 and does not expect the adoption of SFAS 133 will be material to the company's results of operations.

          In 1998, the American Institute of Certified Public Accountants (AICPA) issued Statement of Position (SOP) 98-5, "Reporting on the Costs of Start-up Activities". SOP 98-5 is effective in fiscal years beginning after December 15, 1998 with earlier adoption permitted. SOP 98-5 requires costs of start-up activities and organization costs to be expenses as incurred. The company has complied with the requirements of SOP 98-5.

3    Restrictions on cash

     Included in cash is $88,217 held in a trust account by the company's solicitors, which requires the approval of two shareholders in order to be released. The cash is to be used to fund certain expenditures within the next year.

4    Investment tax credits receivable

     For small, closely held Canadian corporations, a credit of approximately 40% of eligible scientific research and experimental development expenditures is available, refundable in cash if no taxes are owed. For all other Canadian corporations, the credit is reduced to approximately 20% on a non-refundable basis, available only against taxes otherwise payable. Eligible scientific research and experimental development expenditures include direct current and capital costs and an allowance for overhead in the amount of 65% of specified salaries and wages.

     During the year ended December 31, 1998, investment tax credits in the amount of $63,862 have been applied to reduce research and development expenditures and $3,056 have been credited to the cost of capital assets. During the six months ended June 30, 1998, investment tax credits in the amount of $17,039 have been applied to reduce research and development expenditures.

                                                                             (4)
thinWEB.com Corporation
(A Development Stage Company)
Notes to Consolidated Interim Financial Statements
(Unaudited)
June 30, 1999
--------------------------------------------------------------------------------

(expressed in U.S. dollars)

5    Capital assets

                                                                                     June 30    December 31
                                                                                        1999           1998
                                                   ------------------------------------------   ------------
                                                                   Accumulated
                                                         Cost     Amortization            Net            Net
                                                            $                $              $              $
     Computer hardware                                 35,529            4,313         31,216          8,705
     Computer software                                  6,894            2,719          4,175            972
     Office furniture and equipment                    31,228            1,766         29,462          1,218
                                                   ---------------------------------------------------------

                                                       73,651            8,798         64,853         10,895
                                                   =========================================================

6    Deferred charges

     During the period, the company issued 4,000,000 common shares at nominal values for the commitment to provide debt financing of up to $907,000 until such time as the company has raised funds pursuant to a major private placement, public offering or other significant financing event (the "Significant Financing Event"), if any (see note 7). These shares have been recorded at the price established through an arm's length transaction which occurred within 14 days of the date the shares were issued. The excess of the recorded value of the shares over the nominal issue price is recorded as financing costs. The portion of the financing costs related to future periods has been recorded as deferred charges and is being charged to expense over the estimated term of the financing arrangement estimated to be from June 4, 1999 to October 31, 1999.

7    Loans payable

                                                                                   June 30         December 31
                                                                                      1999                1998
                                                                                         $                   $

     Demand loan, bearing interest at prime, plus 2.5%                              50,951                  --

     Loan payable, authorized amount $255,000, without interest or fixed terms of repayment ("Credit Facility A"), $153,098 of Credit
        Facility A is available and unused.                                        101,902                  --


     Loan payable, authorized amount $652,000, bearing interest at the rate of 12%, without fixed terms of repayment ("Credit Facility B"),
        $611,239 of Credit Facility B is available and unused.                      40,761                  --

     Loan repaid during the period ended June 30, 1999                                  --              65,338
                                                                                ------------------------------
                                                                                   193,614              65,338
                                                                                ==============================

                                                                             (5)
thinWEB.com Corporation
(A Development Stage Company)
Notes to Consolidated Interim Financial Statements
(Unaudited)
June 30, 1999
--------------------------------------------------------------------------------

(expressed in U.S. dollars)


     The lenders may, at their sole option, elect to convert all, or any portion of the outstanding amount, including interest, of Credit Facility B, into securities of the company on the same terms and conditions as such securities are issued pursuant to a Significant Financing Event, if any.

     Credit Facility A and B become due and payable immediately upon completion of a Significant Financing Event, subject to the option noted above.

     The lenders of Credit Facility B shall have issued to them, for no additional consideration, share purchase warrants of the company equal in number to the amount of the facility which has been drawn down, divided by the price of the company's shares issued pursuant to a Significant Financing Event. These warrants will be exercisable on the basis of one warrant for one common share, at a strike price equal to the price at which the company shares are issued pursuant to a Significant Financing Event, for a period of one year from the closing of such event. As these warrants will be issued upon a Significant Financing Event, if any, they will be valued at that time and recorded as a cost of financing.

     In conjunction with the commitment to provide financing, the company issued 4,000,000 shares to the lender of Credit Facility A and B. For accounting purposes, the issuance of these shares have been treated as financing costs and have been attributed a value of $2,021,821.

8    Commitments

     The minimum annual payments under long-term agreements for premises and services are as follows:

                                                    Premises      Services         Total
                                                           $             $             $
        Year ending June 30,  2000                    28,271        14,200        42,471
                              2001                    25,915            --        25,915

9    Capital stock

     Authorized
     100,000,000 common shares, of the par value of $0.0001 each 20,000,000 preferred shares, of the par value of $0.0001 each

     The preferred shares issued at June 30, 1999 are convertible into common shares of the company on a share-for-share basis at any time prior to June 30, 2000, provided the holders were instrumental in arranging financing for the company of not less than $5,000,000. Starting June 30, 2000, the company may redeem any of the outstanding preferred shares at a redemption price of $0.0001 per share. As the preferred shares are convertible only if the holders are instrumental in arranging financing of not less than $5,000,000 the beneficial conversion feature will be valued at that time and recorded as a cost of financing.

                                                                             (6)
thinWEB.com Corporation
(A Development Stage Company)
Notes to Consolidated Interim Financial Statements
(Unaudited)
June 30, 1999
--------------------------------------------------------------------------------

(expressed in U.S. dollars)


     Subscriptions receivable are presented as a reduction from capital stock unless paid subsequent to the period end.

10   Subsequent event

     On September 10, 1999, the company signed a Memorandum of Agreement with Agritek Bio Ingredients Corporation ("Agritek") establishing a new corporation to operate as a joint venture ("JV") with an equal and undivided interest for the company and Agritek. The company has transferred to the JV, an exclusive perpetual license for thinAccess for the wireless database access market.

     In exchange for transferring the license to the JV, Agritek has agreed to pay CDN$1,000,000 to the company, payable one-half upon signing of the Memorandum of Agreement and one-half on signing of the definitive JV agreement. Subject to regulatory approval, Agritek shall deliver 500,000 units of the capital stock of Agritek (each unit consisting of one freely tradable common share and one non-transferrable share purchase warrant exercisable for two years from the date of the signing of the definitive JV agreement at an exercise price of CDN$0.50 each) to the company upon signing of the definitive JV agreement.

     The company shall issue to Agritek 100,000 non-transferrable share purchase warrants exercisable for shares of the company on a one-for-one basis at an exercise price equal to the lower of $5.00 or the price at which the company next issues equity pursuant to a financing event.

     The JV shall pay the company a royalty of 5% of net revenues realized by the JV, paid quarterly in arrears. These royalty payments will only commence once the JV has reimbursed to the parties all advances made to the JV.

     The company shall be the manager of the JV, in return for a fee payable by Agritek of 2.5% of Agritek's share of the JV's operating costs. Each party shall provide advances to fund operating expenses of the JV. If a party is unable or unwilling to continue funding operating expenses, that party's interest in the JV shall be subject to dilution by the other party or a third party, which is prepared to fund operating expenses.

                                                                             (7)
thinWEB.com Corporation
Consolidated Interim Schedule of Issues of Capital Stock
(Unaudited). For the six-month period ended
June 30, 1999
--------------------------------------------------------------------------------

(expressed in U.S. dollars)



                                                           Price per
                                      Number of                share             Total value
                                         shares                    $                       $   Comments
Common shares
April 22, 1998                                1              1.00000                       1   Share subscriptions
December 31, 1998                       449,999              0.03630                  16,334   Share subscriptions
December 31, 1998                       450,000              0.03630                  16,334   Share subscriptions
                                             --                                      (32,668)  Unpaid share subscriptions
                                ---------------                              ---------------
Balance - December 31,
     1998                               900,000                                            1

March 31, 1999                        2,216,667              0.50000               1,108,334   Shares issued for compensation
March 31, 1999                        2,216,667              0.50000               1,108,334   Shares issued for compensation
March 31, 1999                        2,666,666              0.50000               1,333,333   Shares issued for compensation
March 31, 1999                          195,000              0.50000                  97,500   Shares issued for compensation
March 31, 1999                          175,000              0.50000                  87,500   Shares issued for compensation
March 31, 1999                          891,000              0.50000                 445,500   Share subscriptions
March 31, 1999                          100,000              0.50000                  50,000   Share subscriptions
March 31, 1999                           14,000              0.50000                   7,000   Share subscriptions
April 5, 1999                           500,000              0.16678                  83,389   Shares issued for financing costs
April 5, 1999                           100,000              0.50340                  50,340   Shares issued for financing costs
April 5, 1999                            10,000              0.50340                   5,034   Shares issued for compensation
April 7, 1999                         1,181,344              0.50340                 594,690   Shares issued for financing costs
April 14, 1999                          613,000              0.50546                 309,847   Shares issued for financing costs
April 14, 1999                          387,000              0.50546                 195,613   Shares issued for financing costs
April 14, 1999                          577,000              0.50546                 291,650   Shares issued for financing costs
April 14, 1999                          473,000              0.50546                 239,082   Shares issued for financing costs
April 14, 1999                          398,000              0.50546                 201,173   Shares issued for financing costs
April 14, 1999                          602,000              0.50546                 304,286   Shares issued for financing costs
April 14, 1999                          479,000              0.50546                 242,115   Shares issued for financing costs
April 14, 1999                          471,000              0.50546                 238,071   Shares issued for financing costs
April 14, 1999                          423,333              0.50546                 213,978   Shares issued for compensation
April 14, 1999                          423,333              0.50546                 213,978   Shares issued for compensation
April 14, 1999                          423,334              0.50546                 213,978   Shares issued for compensation
April 14, 1999                          105,000              0.50546                  53,073   Shares issued for compensation
April 14, 1999                          125,000              0.50546                  63,182   Shares issued for compensation
April 14, 1999                          250,000              0.50546                 126,365   Shares issued for compensation
May 27, 1999                            150,000              0.50000                  75,000   Shares issued for a corporate
                                                                                               reorganization
                                                                                         (78)  Change in unpaid share
                                                                                               subscriptions
                                                                                    (375,318)  Deferred compensation
                                                                                     (50,055)  Share issue costs
                                ---------------                              ---------------

Balance - June 30, 1999              17,066,344                                    7,576,949
                                ===============                              ===============

Shares subscribed for have been recorded at the value received for the shares which is considered to be fair value. Shares issued for compensation, financing costs, and a corporate reorganization were issued at nominal values. These issues have been recorded at the price established through an arm's length transaction. The excess of the recorded value of the shares over the nominal issue price is recorded as compensation, financing and professional fees expense over the estimated term of the related service. The unearned portion of the compensation related to the share issues has been recorded as a reduction of shareholders' equity. The portion of the financing costs related to future periods has been recorded as deferred charges.

thinWEB.com Corporation
Consolidated Interim Schedule of Issues of Capital Stock ...continued (Unaudited) For the six-month period ended
June 30, 1999
--------------------------------------------------------------------------------

(expressed in U.S. dollars)

                                                         Price per
                                         Number of           share    Total value
                                            shares               $              $   Comments
Preferred shares

Balance - December 31, 1998                     --                             --

May 27, 1999                             1,500,000         0.00010            150   Convertible shares issued for a
                                                                                      financing arrangement
                                                                             (150)  Unpaid share subscriptions
                                      ------------                    -----------

Balance - June 30, 1999                  1,500,000                             --
                                      ============                    ===========

================================================================================


  No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations may not be relied on as having been authorized by thinWEB.com or by any of the Underwriters. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of thinWEB.com since the date hereof. This Prospectus does not constitute an offer to sell, or solicitation of any offer to buy, by any person in any jurisdiction in which it is unlawful for any such person to make such offer or solicitation. Neither the delivery of this Prospectus nor any offer, solicitation or sale made hereunder, shall under any circumstances create any implication that the information herein is correct as of any time subsequent to the date of the Prospectus.

                            ------------------------

                               TABLE OF CONTENTS

                                                                            Page
Available Information......................................................
Prospectus Summary.........................................................
Risk Factors...............................................................
The Company................................................................
Use of Proceeds............................................................
Dilution...................................................................
Dividend Policy............................................................
Business...................................................................
Plan of Operation..........................................................
Management.................................................................
Security Ownership of Certain
  Beneficial Owners and Management.........................................
Selling Securityholders....................................................
Certain Relationships and Related Transactions.............................
Description of Securities..................................................
Plan of Distribution.......................................................
Legal Matters..............................................................
Experts....................................................................
Index to Financial Statements..............................................

     Until 90 days after the date of this Prospectus, all dealers effecting transactions in the registered Securities, whether or not participating in this distribution, may be required to deliver a Prospectus.




                            THINWEB.COM CORPORATION



                       4,000,000 shares of common stock
                                      and
                       6,412,500 shares of common stock
                       to be sold by the holders thereof




                                    -------
                                  PROSPECTUS
                                    -------



                             _______________, 1999



================================================================================

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


     ThinWeb.com is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. The Certificate of Incorporation and the By-laws of thinWEB.com provide for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

     The General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. ThinWEB.com's Certificate of Incorporation contains such a provision.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling thinWEB.com pursuant to the foregoing provisions, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


     The following table sets forth the expenses in connection with this registration statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.


   Filing Fee - Securities and Exchange Commission       $  8,000
   Fees and Expenses of Accountants and legal counsel     100,000
   Blue Sky Fees and Expenses                               4,000
   Printing and Engraving Expenses                          5,000
   Miscellaneous Expenses                                   1,000

       Total                                             $118,000


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES


     ThinWEB.com (and ThinWeb Software Incorporated prior to becoming a subsidiary of thinWEB.com) issued shares of common stock, par value $.0001 per share, to the following individuals or entities for the consideration as listed in cash.


     If any of these sales were made within the United States or to United States citizens or residents, such sales were made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933 except 5,000,000 shares of common stock issued by Warwick Acquisition Corporation prior to the stock exchange transaction, which shares were issued in reliance on Rule 506 of Section 4(2) of the Securities Act and Rule 701 of
Section 3(b) of the Securities Act. The two shareholders to whom stock was issued by Warwick Acquisition Corporation are accredited investors. Of the 5,000,000 shares issued by Warwick Acquisition Corporation 4,850,000 were redeemed pursuant to the stock exchange transaction.


     Pursuant to the stock exchange transaction among thinWEB.com Corporation (thinWEB.com), ThinWeb Software Incorporated, and Thinweb.com Inc., thinWEB.com issued 16,916,344 shares of common stock to a trustee

                                    -II-1-
as part of the consideration for the purchase of the outstanding stock of ThinWeb Software Incorporated by thinWEB.com's subsidiary, Thinweb.com Inc. Thinweb.com Inc. issued 16,916,344 Class A shares entitling the holders voting rights in thinWEB.com. As part of the stock exchange, ThinWeb Software Incorporated became a subsidiary of thinWEB.com.


     Some of holders of the shares listed below may have subsequently transferred or disposed of their shares and the below list does not purport to be a current listing of shareholders of thinWEB.com.

                                                             Number of                Number of
Date           Shareholder                                   Pre-Exchange             Post-Exchange
                                                             Shares                   Shares or Right
                                                                                      to Direct Vote       Consideration
6/9/98         Pierce Mill Associates, Inc.                  4,250,000                redeemed             $425
6/9/98         TPG Capital Corporation                         750,000                150,000                75
               Butternut Capital Limited                       613,000                613,000                4*
               International Shareholdings Corp.               387,000                387,000                3*
               Seismic Investments Ltd.                        577,000                577,000                4*
               Amery Associates Inc.                           473,000                473,000                3*
               Cannon Equity Limited                           398,000                398,000                3*
               Corporate Solutions Limited                     602,000                602,000                4*
               Strathglen Capital Limited                      479,000                479,000                3*
               Greensted Equities Limited                      471,000                471,000                3*
               Arrendadora Solarsa S.A.                        500,000                500,000                83,389*
               Transatlantic Co., S.A.                         250,000                250,000                2*
               Cheetah Systems Ltd.                            500,000                500,000                3*
               Shaftesbury Global Limited                      500,000                500,000                3*
               Midland Shareholdings Limited                   500,000                500,000                3*
               B. MacLean Family Trust                       2,666,667              2,666,667                16,349*
               C. Reid Family Trust                          2,666,667              2,666,667                16,349*
               Enman Family Investment Trust                 2,666,666              2,666,666                33,130*
               J. Smyth Family Trust                           175,000                175,000                1*
               T. MacLean Family Trust                         195,000                195,000                1*
               3024704 Nova Scotia Limited                     891,000                891,000                445,500*+
               Donald Wile                                     100,000                100,000                50,000*
               Everest (Private) Trust Company                  14,000                 14,000                7,000*
               Gary Hannah                                   1,181,344              1,181,344                8*
               Paul Landry Sr.                                 100,000                100,000                0*
               Paul Landry Jr.                                  10,000                 10,000                0*


     .Amount paid for original investment in shares of ThinWeb Software Incorporated which were subsequently exchanged for Class A Shares of Thinweb.com Inc. and accompanying voting rights in thinWEB.com Corporation


+ 3024704 Nova Scotia Limited was subsequently dissolved and shares of ThinWeb Software Incorporated distributed pro rata to shareholders.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)  Exhibits

3.1** Certificate of Incorporation, filed with the Registration Statement of Warwick Acquisition Corporation on Form 10-SB (file no. 0-25419) filed with the Commission on February 19, 1999 and incorporated herein by reference.

3.2** By-Laws of the Company, filed with the Registration Statement of Warwick Acquisition Corporation on Form 10-SB (file no. 0-25419) filed with the Commission on February 19, 1999 and incorporated herein by reference.


3.3*      Amendment to Certificate of Incorporation

                                    -II-2-

3.4       Certificate of designation for Series 1 Preferred Share

4.1** Share Exchange and Share Purchase Agreement among Warwick Acquisition Corporation, Thinweb.com Inc., ThinWeb Software Incorporated, and all of the shareholders of ThinWeb Software Incorporated, filed with the Form 8-K of Warwick Acquisition Corporation (file no. 0-25419) filed with the Commission on May 28, 1999, and incorporated herein by reference.

4.2** Exchange and Voting Agreement among Warwick Acquisition Corporation, ThinWeb Software Incorporated, the Trustee, and all of the shareholders of ThinWeb Software Incorporated, and all of the shareholders of ThinWeb Software Incorporated, filed with the Form 8-K of Warwick Acquisition Corporation (file no. 0-25419) filed with the Commission on May 28, 1999, and incorporated herein by reference.

5.1*      Opinion of Cassidy & Associates


10.1      License Agreement with Sun Microsystems

10.2      Reseller agreement with New Atlanta Communications, LLC

10.3      License agreement with Cloudscape, Inc.


10.4      List of Beneficial Selling Securityholders


10.5      Agreement with E-Capital Management

10.6      Employment agreement with Mr. Hannah

10.7      Agreement with Brokerwise Communication, Inc.

10.8      Memorandum of Agreement with Agritek Bio Ingredients Corporation

10.9      License Agreement with Informix Software, Inc.

10.10     Loan Agreement with E-Capital Management, Inc.

10.11     Memorandum of Agreement with Lines Overseas Management Limited

10.12     Stock Option Plan

23.1      Consent of Accountants

23.2*     Consent of Cassidy & Associates (included in Exhibit 5)

27*       Financial Data Schedule

__________
*    To be filed by amendment
**   Previously filed

(b) The following financial statement schedules are included in this Registration Statement.

     None.

ITEM 28.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                    -II-3-

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

           (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (c)    The undersigned registrant hereby undertakes that:

      (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                    -II-4-

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, thinWEB.com Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the _________________ on the 29th day of October, 1999.


                              THINWEB.COM CORPORATION


                              By /s/ Gary Hannah
                                -------------------------------
                                    Gary Hannah
                                    President


                              By /s/ George R. Fraser
                                -------------------------------
                                    George R. Fraser
                                    Chief Financial Officer



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                   Title                      Date
---------                   -----                      ----


/s/ James S. Anthony        Director                   October 29, 1999
--------------------
James S. Anthony


/s/ Gary T. Hannah          Director                   October 29, 1999
--------------------
Gary T. Hannah


/s/ Bryan C. MacLean        Director                   October 29, 1999
--------------------
Bryan C. MacLean


/s/ George R. Fraser        Director                   October 29, 1999
--------------------
George R. Fraser

                                    -II-5-